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                               PARTICIPATION AGREEMENT

                            Dated as of November 14, 1997

                                        among

                    ASSET XVII HOLDINGS COMPANY, L.L.C., as Lessor

                             STB SYSTEMS, INC., as Lessee

                                         and

                           BANK ONE, TEXAS, N.A., as Lender

                        --------------------------------------

                                   Lease Financing
                                for STB Systems, Inc.
                      Corporate Headquarters and Office Facility
                                 Collin County, Texas


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

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1 DEFINITIONS; INTERPRETATION. . . . . . . . . . . . . . . . . . . .  1

SECTION 2 ACQUISITION, CONSTRUCTION AND LEASE; LOANS;
          NATURE OF TRANSACTION. . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 2.1    Agreement to Acquire, Construct, Fund and Lease. . . . .  1
     SECTION 2.2    Funding of Construction Costs; Loans . . . . . . . . . .  2
     SECTION 2.3    Nature of Transaction. . . . . . . . . . . . . . . . . .  4
     SECTION 2.4    Amounts Due Under Lease and Loan Agreement . . . . . . .  4
     SECTION 2.5    Controlling Agreements.. . . . . . . . . . . . . . . . .  5
     SECTION 2.6    Permitted Applications of Loan Proceeds. . . . . . . . .  5
     SECTION 2.7    Covenants Concerning Construction. . . . . . . . . . . .  6

SECTION 3 CONDITIONS PRECEDENT; DOCUMENTS. . . . . . . . . . . . . . . . . .  9
     SECTION 3.1    Conditions to the Obligations of the Lessor and the
                    Lender on the Closing Date.. . . . . . . . . . . . . . . 13
     SECTION 3.2    Conditions to Subsequent Fundings. . . . . . . . . . . . 17
     SECTION 3.3    Completion Date Conditions.. . . . . . . . . . . . . . . 19
     SECTION 3.4    Conditions to the Obligations of the Lessee. . . . . . . 19

SECTION 4 REPRESENTATIONS AND COVENANTS. . . . . . . . . . . . . . . . . . . 19
     SECTION 4.1    Representations of the Lessee. . . . . . . . . . . . . . 19
     SECTION 4.2    Representations and Covenants of the Lessor. . . . . . . 22
     SECTION 4.3    Covenant of Lender.. . . . . . . . . . . . . . . . . . . 25
     SECTION 4.4    Tax Treatment. . . . . . . . . . . . . . . . . . . . . . 25

SECTION 5 COVENANTS OF THE LESSEE. . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.1    Qualification as to Corporate Status.. . . . . . . . . . 26
     SECTION 5.2    Further Assurances.. . . . . . . . . . . . . . . . . . . 26
     SECTION 5.3    Reporting. . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.4    Affirmative Covenants of Lease . . . . . . . . . . . . . 28
     SECTION 5.5    Financial Covenants. . . . . . . . . . . . . . . . . . . 29

SECTION 6 TRANSFERS BY LESSOR AND LENDER . . . . . . . . . . . . . . . . . . 29
     SECTION 6.1    Lessor Transfers.. . . . . . . . . . . . . . . . . . . . 29
     SECTION 6.2    Lender Transfers.. . . . . . . . . . . . . . . . . . . . 29

SECTION 7 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 7.1    General Indemnification. . . . . . . . . . . . . . . . . 29
     SECTION 7.2    Environmental Indemnity. . . . . . . . . . . . . . . . . 31


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                                                                           Page
                                                                           ----

     SECTION 7.3    Proceedings in Respect of Claims.. . . . . . . . . . . . 33
     SECTION 7.4    General Tax Indemnity. . . . . . . . . . . . . . . . . . 35
     SECTION 7.5    Increased Costs, Etc.. . . . . . . . . . . . . . . . . . 40
     SECTION 7.6    End of Term Indemnity. . . . . . . . . . . . . . . . . . 41
     SECTION 7.7    Exculpation. . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 7.8    Role of Lender . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 7.9    Lender's Benefits. . . . . . . . . . . . . . . . . . . . 43
     SECTION 7.10   Lessor's Benefits. . . . . . . . . . . . . . . . . . . . 43

SECTION 8 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 8.1    Survival of Agreements . . . . . . . . . . . . . . . . . 44
     SECTION 8.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 8.3    Counterparts.. . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.4    Amendments.. . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.5    Headings, Etc. . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.6    Parties in Interest. . . . . . . . . . . . . . . . . . . 45
     SECTION 8.7    Governing Law. . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.8    No Recourse. . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.9    Expenses.. . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.10   Severability.. . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.11   Submission to Jurisdiction; Waivers. . . . . . . . . . . 46
     SECTION 8.12   Limitation on Interest . . . . . . . . . . . . . . . . . 47
     SECTION 8.13   Reproduction of Documents. . . . . . . . . . . . . . . . 48
     SECTION 8.14   Waiver of Consumer Rights. . . . . . . . . . . . . . . . 48

APPENDIX I     Definitions and Interpretation
APPENDIX II    Form of Funding Requisition

EXHIBIT A      Form of Lease
EXHIBIT B      Form of Loan Agreement
EXHIBIT C      Form of Mortgage
EXHIBIT D      Form of Assignment of Lease and Rents
EXHIBIT E      Form of Non-Disturbance and Attornment Agreement
EXHIBIT F-1    Form of Investment Property Security Agreement
EXHIBIT F-2    Form of Account Control Agreement
EXHIBIT G      Form of Security Agreement and Assignment
EXHIBIT H      Form of Limited Guaranty Agreement
EXHIBIT I      Form of Opinion of Counsel to the Lessee
EXHIBIT J      Form of Opinion of Counsel to the Lessor
EXHIBIT K      Form of Architect's Certificate

                               PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT, dated as of November 14, 1997, is among ASSET XVII HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor, STB SYSTEMS, INC., a Texas corporation, as Lessee, and BANK ONE, TEXAS, N.A., a national banking association, as Lender.

                                 W I T N E S S E T H:

     WHEREAS, in accordance with the terms and provisions of this Participation Agreement, the Lease, the Loan Agreement, the Notes and the other Operative Documents, (i) the Lessor will acquire the Land and has agreed to lease the Land to the Lessee, (ii) the Lessee has agreed to construct Improvements on the Land for the Lessor and has agreed to lease the Improvements from the Lessor as part of the Leased Property under the Lease, (iii) the Lessor and the Lessee wish to obtain, and the Lender has agreed to provide, funding pursuant to loans in the aggregate amount of up to $22,116,000 for the acquisition of the Land and the development and construction of the Improvements, and (iv) Lessor has agreed to make Contribution Advances from its own equity resources in an aggregate sum not to exceed $684,000 to pay a portion of the cost of acquisition of the Land and the development and construction of the Improvements;

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      SECTION 1
                             DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Participation Agreement.

                                      SECTION 2
                     ACQUISITION, CONSTRUCTION AND LEASE; LOANS;
                                NATURE OF TRANSACTION

     SECTION 2.1  AGREEMENT TO ACQUIRE, CONSTRUCT, FUND AND LEASE.

          (a) LAND. Subject to the terms and conditions of this Participation Agreement, on the Closing Date, (i) the Lessor shall acquire fee simple title in and to the Land, (ii) the Lessor shall lease the Land to the Lessee pursuant to the Lease and (iii) the Lessee shall lease the Land from the Lessor pursuant to the Lease.

          (b) IMPROVEMENTS. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, (i) the Lessee has agreed, pursuant to the terms of the Lease, to construct and install Improvements on the Land for the Lessor, (ii) the Lessor has agreed to obtain funding for all or a portion of the Development Costs of the Leased

Property, (iii) the Lessor has agreed to lease the Improvements as part of the Leased Property to the Lessee pursuant to the Lease and (iv) the Lessee has agreed to lease the Improvements from the Lessor pursuant to the Lease.

     SECTION 2.2  FUNDING OF CONSTRUCTION COSTS; LOANS.

               (a) THE LOANS. Subject to the terms and conditions of this Participation Agreement and the Loan Agreement, the Lender has agreed to make two loans to the Lessor up to the aggregate amount of $22,116,000 in order finance a portion of the Development Costs of the Leased Property: one loan shall be in the principal amount of $19,380,000 ("Loan A") and the second loan shall be in the principal amount of $2,736,000 ("Loan B", and together with Loan A, the "Loans"). Lessor hereby directs Lender to make disbursements of the Loans to Lessee unless Lessor (with notice to Lessee) otherwise directs the Lender. The Lessor shall only so direct Lender if an Event of Default has occurred and is continuing. Lessee shall use the proceeds of such Loans to pay, or reimburse itself for paying, Development Costs, as provided in SECTION 2.6 hereof. Loan A shall (i) be a term and construction loan of $19,380,000, (ii) bear interest from the Closing Date in accordance with SECTION 2.4 of the Loan Agreement, payable on each Loan Payment Date, (iii) bear interest as to overdue amounts at the Overdue Rate, (iv) be evidenced by a promissory note ("Note A") and (v) have the other terms and conditions as provided in the Loan Agreement and Note A. Loan B shall (i) be a term and construction loan of $2,736,000 (ii) bear interest from the Closing Date in accordance with SECTION 2.4 of the Loan Agreement, payable on each Loan Payment Date, (iii) bear interest as to overdue amounts at the Overdue Rate, (iv) be evidenced by a promissory note ("Note B", and together with Note A, the "Notes) and (v) have the other terms and conditions as provided in the Loan Agreement and Note B. The Contribution shall
(i) be in an amount of up to $684,000, (ii) be repayable in full (subject to the provisions of SECTION 15.6 of the Lease) on the Scheduled Termination Date,
(iii) bear a pre-tax cumulative return equal to the Contribution Return, and
(iv) be subject to such other terms and conditions as the Lessor and the Lessee shall agree. Under the Lease, the Lessee agrees to pay the Facility Rent to Lessor in respect of the Contribution Return on each Rent Payment Date.

          (b) Beginning with a date at least three Business Days prior to the Closing Date, and on any date thereafter to and including the third Business Day next preceding the earlier to occur of the Completion Date or the Completion Deadline, the Lessee, acting for itself and on behalf of the Lessor, shall have the right to submit to the Lessor and the Lender a Funding Requisition requesting Loan Advances and a Contribution Advance (together, a "Funding") for Development Costs. Each Funding Requisition shall be addressed jointly to the Lessor and the Lender and be substantially in the form attached hereto as APPENDIX II. Each Funding Requisition shall (i) request that the Lender make Loan Advances and that the Lessor make a Contribution Advance, as the case may be, for Development Costs incurred and not previously reimbursed or paid, (ii) specify the date not less than three Business Days later than the delivery of the Funding Requisition on which the Funding is to be made (the "Funding Date") (PROVIDED THAT if a Funding Requisition requests Loan Advances for a Base Rate Loan and the stated Funding Date therein is not a Loan Payment Date, the Funding Date for the related Contribution Advance shall be deferred until the next Loan Payment
Date), (iii) specify the respective amounts of the Loan Advances and Contribution Advance to be made with respect to such Funding, (iv) be irrevocable, and (v) request a Funding of at least $100,000 or such lesser amount as shall be equal to the difference between the Total Commitments and the sum of the outstanding principal balance of the Notes and the Contribution (the "Remaining Commitments"). Each Funding Requisition shall constitute a representation and warranty by the Lessee to the Lender and the Lessor that all the conditions precedent to such Funding have been satisfied, including but not limited to those contained in SECTION 3.3 hereof, except as otherwise noted or disclosed by Lessee. Notwithstanding anything to the contrary contained herein, the Funding Date with respect to any Funding Requisition shall be a Loan Payment Date, except that a Funding Requisition which requests a Loan Advance for a Base Rate Loan may request a Funding Date with respect to such Loan Advance on any Business Day. The Lender and the Lessor hereby severally (but not jointly) promise and agree that, to the extent of the Remaining Commitments, (i) upon the receipt by the Lender of a properly completed Funding Requisition and so long as all conditions precedent to the Lender's obligation to make Loan Advances shall have been satisfied or waived by the Lender, the Lender shall, on the Funding Date, make a Loan Advance (A) in respect of Loan A in an amount equal to the product of the Funding requested therein multiplied by the Loan A Ratio, and
(B) in respect of Loan B in an amount equal to the product of the Funding requested therein multiplied by the Loan B Ratio, each in immediately available funds (for the account of the Lessor) to the Lessee or to such other Person or Persons as may be specified in such written Funding
Requisition, and (ii) upon the receipt by the Lessor of a properly completed Funding Requisition and so long as all conditions precedent to the Lessor's obligation to make Contribution Advances shall have been satisfied or waived by the Lessor, the Lessor shall, on the Funding Date, make a Contribution Advance in an amount equal to the product of the Funding requested therein, multiplied by the Equity Ratio, plus any deferred and unfunded Contribution Advances related to a Funding which included a Loan Advance for a Base Rate
Loan borrowed since the immediately preceding Loan Payment Date, all in immediately available funds to Lessee or to such other Person or Persons as may be specified in the applicable Funding Requisition.

          (c) Not less than three Business Days prior to each Loan Payment Date which falls on or prior to, but not after, the first to occur of the Completion Deadline and the Completion Date, the Lessee, on behalf of the Lessor, shall submit a Funding Requisition which includes a request for a Funding in the total amount which will have accrued and become payable on each such Loan Payment Date for (i) all interest on the Notes, and (ii) all Contribution Return, and the amount of such Funding shall be used by the Lessor exclusively to pay interest on the Notes and the Contribution Return in each case to the extent accrued under the Loan Agreement or the Participation Agreement (as the case may be) during the period prior to such Loan Payment Date.

          (d) Notwithstanding the foregoing, neither the Lender nor the Lessor shall be obligated to make any Advance if the sum of all Advances theretofore made with respect to the Leased Property exceeds the appraised value of the Leased Property stated in the appraisal therefor delivered pursuant to SECTION
3.2 hereof. Furthermore, in no event shall the aggregate of all Loan Advances in respect of the Loans at any time outstanding exceed the Loan Commitment, nor shall the Contribution at any time outstanding exceed the Equity Commitment.

     SECTION 2.3 NATURE OF TRANSACTION. It is the intent of the parties hereto that (i) the leasing transaction contemplated hereby constitutes an operating lease from the Lessor to the Lessee for purposes of the Lessee's financial reporting, (ii) the transaction contemplated hereby preserves ownership in the Leased Property in the Lessee for purposes of federal and state income tax, bankruptcy and Uniform Commercial Code purposes, (iii) the Lease grants a security interest or lien, as the case may be, in the Leased Property to the Lessor to secure the Lessee's performance under and payment of all amounts under the Lease and the other Operative Documents and (iv) the obligations of the Lessee under the Lease to pay Basic Rent and Supplemental Rent or the Lease Balance in connection with any purchase of the Leased Property pursuant to the Lease shall be treated as payments of interest and principal, respectively. Notwithstanding the foregoing and the provisions of SECTION 4.4 and SECTION 7.4 hereof, each party hereto acknowledges and agrees that none of the Lessee, the Lender, the Lessor, the Financial Advisor nor any other Person has made any representations or warranties to such party concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each party has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

     SECTION 2.4 AMOUNTS DUE UNDER LEASE AND LOAN AGREEMENT. Anything else herein, in the Loan Agreement or elsewhere to the contrary notwithstanding, it is the intention of the Lessee and the Lessor that (i) during the period from the Closing Date to the earlier to occur of the Completion Deadline or the Completion Date, payment of interest and Contribution Return on each Loan Payment Date shall be made from Advances made by the Lender, as provided in
SECTION 2.2(c) of this Participation Agreement, (ii) from and after the earlier to occur of the Completion Date or the Completion Deadline, the Lessee shall be obligated, pursuant to the terms of the Lease, to pay Basic Rent in respect of the Notes and the Contribution, and the amount and timing of that portion of the installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the payments due and payable with respect to principal and interest on the Notes and the Contribution Return due and payable on each Interest Payment Date, (iii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Leased Property under the Lease, the sum of
(A) the principal amount of the Notes then Outstanding, all interest accrued thereon, and all other obligations of the Lessee owing to the Lessor and the Lender under the Operative Documents plus (B) the outstanding Contribution, all accrued and unpaid Contribution Return prorated to the date of payment, and all other obligations of the Lessee owing to the Lessor under the Operative Documents, shall be paid in full by the Lessee and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Leased Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include the sum of (A) all amounts necessary to pay in full the Loans, accrued interest and all other obligations of the Lessee owing to the Lender under the Operative Documents plus (B) the outstanding Contribution, all accrued and unpaid Contribution Return prorated to the date of payment, and all other obligations of the Lessee owing to the Lessor under the Operative Documents, PROVIDED that (vi) in the event Lessee effectively exercises the Remarketing Option pursuant to the provisions of
SECTION 15.6 of the Lease and duly and timely fulfills the provisions of clauses (i) through (xiii) of SECTION 15.6 of the Lease, Lessee's obligations shall be limited as provided in SECTION 15.6 of the Lease; PROVIDED FURTHER, HOWEVER, that (A) payment of the Lease Balance in connection with the clauses
(iii) and (iv) above, shall satisfy any remaining obligation for the payment of Basic Rent and (B) in the event that, as a result of a Loan Event of Default which is not related to the occurrence of an Event of Default or Potential Event of Default, the outstanding principal of, and accrued interest on, the Loans becomes (automatically or as a result of the Lender's exercise of its remedies under SECTION 5.1 of the Loan Agreement) immediately due and payable and no Event of Default or Potential Event of Default has occurred and is then continuing, the Lessee shall not be responsible for the payment of (and such amounts shall not be deemed to be Basic Rent of Supplemental Rent or included in the Lease Balance for any purpose) the following costs and charges which may become payable as a result of the Loan Event of Default: (i) any additional interest payable as a result of the application of the Overdue Rate pursuant to the provisions of SECTION 2.5 of the Loan Agreement, or (ii) any other costs and expenses of the Lender incurred by the Lender in the collection or enforcement of the Note and any other obligations of the Lessor to the Lender under the Loan Agreement. The foregoing notwithstanding, the parties hereto acknowledge and agree that the obligations of the Lessor (including its members, incorporators, stockholders, directors, officers, employees and agents) hereunder, under the Loan Agreement, the Lease and the other Operative Documents are non-recourse as provided in SECTION 4.2 of the Loan Agreement and SECTION 18.12 of the Lease.

     SECTION 2.5 CONTROLLING AGREEMENTS. In the event of any conflict between this Participation Agreement and any other Operative Document, this Participation Agreement shall control. In the event of any conflict between the Lease and any other Operative Document to which the Lessee is not a party, the Lease shall control.

     SECTION 2.6 PERMITTED APPLICATIONS OF LOAN PROCEEDS. The parties hereto agree that the Lessee may apply the Contribution and the proceeds of the Loans made under the Loan Agreement for the payment (or the reimbursement by the Lessee of itself for the payment) of any or all of the following items (any combination or all of the items together, the "Development Costs"): (i) costs of acquisition of the Land or any part thereof, including, without limitation, all costs reasonably related thereto, (ii) costs of Construction of the Improvements, including costs related to letters of credit, surety bonds, security deposits or other security in connection with the Construction, any municipal sewer or utility contract, any permit or consent for or from any Governmental Authority or other Person, or any other obligation or requirement relating to the Construction, (iii) interest on the Loans and Contribution Return with respect to the Contribution (but only to the extend and pursuant to the procedures set forth in SECTION 2.2 (c) hereof and (iv) "soft costs" related to any of the foregoing, including architect's fees, brokerage fees, engineering fees, consulting and development fees to the Amend Group, permit and license fees and charges, travel and related expenses, testing, survey costs, filing and recording fees, charges, taxes and other imposition of any governmental authority having jurisdiction, title charges and attorneys' fees and other related costs and expenses properly attributable to any of the foregoing Development Costs. The Lessee covenants not to use any of the proceeds of Loan Advances or Contribution Advances to pay, or reimburse itself for paying, for trade fixtures, personal property or equipment which does not constitute part of the Improvements, or for working capital.

     SECTION 2.7  COVENANTS CONCERNING CONSTRUCTION.

     (a) CHANGES IN CONSTRUCTION DOCUMENTS. Except for Permitted Change Orders, no change will be made in the Plans and Specifications, the terms and conditions of the Construction Contract, or the identity of the General Contractor without the prior written consent of the Lender. The Lender's approval of the Plans and Specifications shall be for lending purposes only and shall not constitute an assumption of liability by the Lender with respect to the Lessee, the General Contractor, or any other present or future tenant, occupant or purchaser of the Leased Property.

     (b) CONDUCT OF THE CONSTRUCTION. Construction of the Improvements shall commence within 90 days after the Closing Date. All Improvements shall be completed prior to the Completion Deadline. In the event of a Construction Force Majeure Event, the Completion Deadline shall be extended by a period of time equal to the Construction Force Majeure Event, but in no event to a date later than June 1, 1999. All Improvements will be constructed substantially in accordance with the Plans and Specifications and in compliance with all Applicable Laws. All Improvements will be located entirely upon the Land.
Title to the Leased Property will, during the Construction and on the Completion Date, be free from all liens, claims, and encumbrances, except for those created by or arising under the Operative Documents, taxes and assessments which are a lien but not yet due and payable, liens that are bonded off in accordance with Applicable Law within 30 days of the filing of such lien, and in any event prior to the commencement of an action to foreclose on such lien, and any other liens or exceptions which are approved in writing by the Lender.

     (c) INSPECTIONS OF CONSTRUCTION RECORDS. During normal business hours and at any time an Event of Default has occurred as is continuing, the Lessee will make available for inspection by a duly authorized representative of the Lender any of the Lessee's and the General Contractor's books and records insofar as they relate to the Leased Property at such times as requested by the Lender when requested to do so and will furnish to the Lender any information regarding its business affairs and its financial condition.

     (d) REIMBURSEMENTS. The Lessee will reimburse the Lender promptly for all construction loan costs paid by the Lender in accordance with the Operative Documents, including but not limited to the costs of title insurance policies, title examinations, recording fees, surveys, fees of counsel for services rendered and out-of-pocket expenses for which the Lender is entitled to be reimbursed pursuant to the Operative Documents, all of which the Lender is authorized to deduct from the proceeds of disbursements hereunder.

     (e) FIXTURES AND EQUIPMENT. No personal property of any kind intended to be part of the Improvements or paid for with the proceeds of Advances will be purchased or acquired by the Lessee under any conditional sales contract or security agreement or any lease agreement, and all such personal property will be fully paid for before payment therefor becomes past due or in any event within 30 days after delivery thereof; PROVIDED, HOWEVER, that the foregoing shall not apply to amounts withheld and unpaid on account of bona fide disputes with the suppliers thereof.

     (f) INSPECTIONS OF THE CONSTRUCTION. The Lessee shall allow the Lender and its agents, at all times during normal business hours and at any time that an Event of Default has occurred and is continuing, (i) the right of entry and free access to the site of the Improvements and the right to inspect all work done, labor performed and materials furnished in and about the Improvements; and
(ii) to require to be replaced or otherwise corrected any material or work that does not comply with the Plans and Specifications therefor.

     (g) INSURANCE PRIOR TO THE COMPLETION DATE. The Lessee shall submit to the Lender for its review and approval evidence of builder's risk insurance coverage or permanent insurance coverage appropriate and satisfactory to the Lender, on the Leased Property. All insurance policies shall name the Lessee and the Lender as an additional insured and shall be issued by carriers with a BEST'S INSURANCE REPORTS policy holder's rating of A+ and a financial size category acceptable to the Lender and shall include a standard mortgagee clause (without contribution) in favor of and acceptable to the Lender. The policies shall provide for the following coverages and any other coverages that the Lender may from time to time reasonably require:

     (1) Builder's "all risk" hazard coverage in the amount of the replacement cost of the Improvements and all other improvements and personality on the Leased Property. If the policy is written on a coinsurance basis, the policy must contain an agreed amount endorsement as evidence that the coverage is in an amount sufficient to insure the full amount of the Loan. Such insurance shall be 100% non-reporting policies;

     (2) Public liability insurance in such amounts (at least $5,000,000 for personal injury, death or property damage arising out of any one accident) and with a deductible satisfactory to the Lender;

     (3) Flood hazard coverage, if appropriate, in an amount acceptable to the Lender and with a deductible acceptable to the Lender; and

     (4) Worker's compensation insurance (including employer's liability insurance, if available and requested by the Lender) for all employees, if any, of the Lessee and for all employees, if any, of the Lessee's managing agent(s) and contractor(s) engaged on or with respect to the Leased Property or the Construction in such amounts as are satisfactory to the

          Lender, or, if such limits are established by law, in such amounts. The Lessee may satisfy the requirements of this clause (4) with respect to employees of the Lessee's agents and contractors through separate policies provided by each agent or contractor.

The initial policies shall be prepaid and the Lessee shall deliver to the Lender and the Lessee prior to the Closing Date copies of all such policies, together with original certificates therefor. Copies of all renewal policies and original certificates therefor shall be deposited with the Lender as evidence of such insurance. All policies shall contain provisions for thirty days' written notice to the Lender prior to expiration or cancellation. The Lessee expressly agrees to permit the Lender to maintain insurance in force by payment of premiums from undisbursed Loan proceeds. The Lender hereby agrees that the insurance coverages required to be obtained and maintained by the Lessee hereunder may be obtained and maintained in the form of blanket insurance policies, covering both the Leased Property and other properties and projects owned by the Lessee. Written evidence satisfactory to the Lender of the existence and coverage of such blanket policies shall be delivered to the Lender prior to the Closing Date.

     (h) NOTICE OF DEFAULT. The Lessee shall notify the Lender in writing within ten (10) days of the occurrence thereof of any Default or Event of Default.

     (i) CONSTRUCTION BANK ACCOUNT. The Lessee may, at its option, maintain with the Lender a commercial operating account. All Loan Advances made by the Lender and all Contribution Advances issued by the Lender on behalf of the Lessor shall be made by depositing the amount thereof directly into such operating account.

     (j) COMPLIANCE WITH TEXAS PROPERTY CODE. The Lessee shall fully comply with Section 53.101, 53.106 and 53.124(c) of the Texas Property Code.

                                      SECTION 3
                           CONDITIONS PRECEDENT; DOCUMENTS

     SECTION 3.1 CONDITIONS TO THE OBLIGATIONS OF THE LESSOR AND THE LENDER ON THE CLOSING DATE. The obligations of the Lessor and the Lender to carry out their respective obligations under SECTION 2 of this Participation Agreement to be performed on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party (acting directly or through its counsel) on or prior to the Closing Date of the following conditions precedent:

          (a) DOCUMENTS. The following documents shall have been executed and delivered by the respective parties thereto:

               (i) PARTICIPATION AGREEMENT. Counterparts of this Participation Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

               (ii) DEED. The Deed, duly executed by the Grantor thereunder and acknowledged in form for recording, conveying title in fee simple to the Land and the Improvements to the Lessor, shall have been delivered to the Lessor;

               (iii) LEASE. The original of the Lease (substantially in the form of EXHIBIT A), together with the Memorandum of Lease, each duly executed by the Lessee and the Lessor, provided that the Memorandum of Lease shall be executed in recordable form, shall have been delivered to the Lender.

               (iv) LOAN AGREEMENT. Counterparts of the Loan Agreement (substantially in the form of EXHIBIT B), duly executed by the Lessor and the Lender, shall have been delivered to each of the Lessor and the Lender;

               (v) MORTGAGE. Counterparts of the Mortgage (substantially in the form of EXHIBIT C), duly executed by the Lessee and in recordable form, shall have been delivered to each of the Lessor and the Lender;

               (vi) ASSIGNMENT OF LEASE AND RENTS. Counterparts of the Assignment of Lease and Rents (substantially in the form of EXHIBIT
          D), duly executed by the Lessor, consented to by the Lessee and in recordable form, shall have been delivered to the Lender;

               (vii) NOTES. The Notes (substantially in the form attached as an exhibit to the Loan Agreement) payable to the order of the Lender, duly executed by the Lessor, shall have been delivered to the Lender;

               (viii) NON-DISTURBANCE AND ATTORNMENT AGREEMENT. Counterparts of the Non-Disturbance and Attornment Agreement (substantially in the form of EXHIBIT E) duly executed by the Lessee, Lessor and Lender and in recordable form shall have been delivered to the Lender, the Lessor and the Lessee;

               (ix) SECURITIES ACCOUNT. Counterparts of the Investment Property Security Agreement (substantially in the form of EXHIBIT F-1) duly executed by the Lessee and Lender and the Account Control Agreement (substantially in the form of EXHIBIT F-2) shall have been delivered to the Lender;

               (x) SECURITY AGREEMENT AND ASSIGNMENT. The Security Agreement and Assignment (substantially in the form of EXHIBIT G), duly executed by the Lessee, with acknowledgements and consents thereto satisfactory to the Lender, shall have been delivered to the Lender.

               (xi) GUARANTY. The Limited Guaranty (substantially in the form of EXHIBIT H), duly executed by the Lessee, shall have been delivered to the Lender.

               (xii) TITLE AND TITLE INSURANCE. The Lessor and the Lender shall receive from the Title Insurance Company, respectively, a Texas form of Owner's Policy in the amount of the Estimated Development Costs (the "Owner's Title Policy") and a Texas form of Loan Policy of title insurance in the amount of Loan B (the "Lender's Title Policy"), each issued by the Title Insurance Company, in each case, each acceptable in form and substance to Lessee, the Lessor and the Lender (the Owner's Title Policy and the Lender's Title Policy, collectively the "Title Policies"). The Title Policies (A) shall be dated as of the Closing Date, and (B) to the extent permitted under Applicable Law, shall include coverage over the general exceptions to such Title Policy and shall contain such affirmative endorsements as to easements and rights-of-way, encroachments, the nonviolation of covenants and restrictions, survey matters, creditor's rights (if available) and other matters as the Lender and the Lessor shall reasonably request and is available in the State of Texas.

               (xiii) SURVEY. The Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Lender, at the Lessee's expense, an accurate survey of the Leased Property certified to the Lessor and the Lender conforming in all material respect to Category 1a, Condition II of the Texas Survey Manual minimum detail standards and otherwise satisfactory to the Lessor and the Lender and showing no state of facts unsatisfactory to the Lessor or the Lender and prepared within sixty (60) days of the Closing Date by a licensed surveyor selected by Lessee and reasonably satisfactory to Lender. Such survey shall (A) be acceptable to the Title Insurance Company, (B) show no encroachments on the Land by structures owned by others, and no encroachments from any part of the Leased Property onto any land owned by others, except for such encroachments which, in the judgment of the Lender and its counsel, do not impair in any material respect the value of the Leased Property or the suitability of the Leased Property for its intended use, and (C) disclose no state of facts objectionable to the Lessor, the Lender or the Title Insurance Company;

               (xiv)  LESSEE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC.
          Each of the Lender and the Lessor shall have received (A) a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to (1) the resolution of the Lessee's Board of Directors (or an appropriate committee of such Board) duly authorizing the execution, delivery and performance by the Lessee of each Operative Document to which the Lessee is or will be a party, (2) the incumbency and signatures of Persons authorized to execute and deliver Operative Documents on the Lessee's behalf, (3) the Lessee's certificate of incorporation, certified as of a recent date by the Secretary of State of the state of the Lessee's incorporation and (4) the Lessee's by-laws and (B) a good standing certificate for the Lessee from the appropriate officer of the State of Texas;

               (xv) RECORDING FEES; TRANSFER TAXES. To the extent not covered by the Lender's Title Policy, the Lender shall have received satisfactory evidence of the payment by the Lessee of all recording and filing fees and taxes with respect to any recordings or filings made of the Memorandum of Lease, the Mortgage, the Assignment of Lease and Rents and the Subordination and Nondisturbance Agreement;

               (xvi) OPINION OF LESSEE'S COUNSEL. The opinion of Locke Purnell Rain Harrell, dated the Closing Date, and being substantially in the form set forth in EXHIBIT I and containing such other matters as the parties to whom such opinion is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor and the Lender;

               (xvii) LESSOR'S RESOLUTION AND INCUMBENCY CERTIFICATE. The Lender shall have received a certificate of the managing member of the Lessor attaching and certifying as to (A) the managing member's resolution authorizing the execution, delivery and performance by it of each Operative Document to which the Lessor is or will be a party and (B) the incumbency and signatures of Person(s) authorized to execute and deliver such documents on the Lessor's behalf;

               (xviii) OPINION OF LESSOR'S COUNSEL. The Opinion of Ropes and Gray, Boston, Massachusetts dated the Closing Date, substantially is the form of EXHIBIT J shall have been delivered and addressed to each of the Lessee and the Lender;

               (xix) ENVIRONMENTAL REPORT. The Lender and the Lessor shall have received and approved (A) the Environmental Site Assessment dated July 31, 1997, prepared by ATC Associates, Inc. which shall certify results related to toxic and other hazardous substances on the Leased Property and (B) a reliance letter from ATC Associates, Inc. stating that Lender and Lessor may rely upon such Environmental Site Report;

               (xx) UTILITIES. Evidence that all utility services necessary for construction and use of the Improvements (including without limitation, electric, gas, telephone, water and sewer service) are available to the Leased Property, and the Lessee has the right to connect to and use all utility services without restriction; and that all necessary easements to provide such utility services to the Improvements have been obtained;

               (xxi) ZONING. Evidence of compliance with applicable zoning ordinances or similar land use restrictions;

               (xxii) GOVERNMENTAL AUTHORIZATIONS. All authorizations, if any, required by an governmental authority for the operation of the Leased Property as a headquarters and office facility, which are presently procurable;

               (xxiii) ESTIMATED DEVELOPMENT COSTS; APPROVED BUDGET.  The
          Lessee shall deliver an Officer's Certificate certifying Lessee's best estimate of the Estimated Development Costs for the Construction of the Improvements, presented in reasonable detail, in form and substance acceptable to the Lender, and setting forth the Approved Budget for such Construction;

               (xxiv) ARCHITECT CERTIFICATE. Certification from an Architect approved by the Lender, substantially is the form of EXHIBIT K shall have been delivered to each of the Lessor and the Lender; and

               (xxv) EVIDENCE OF INSURANCE. The Lessor and the Lender have received from the Lessee certificates of insurance on form ACORD 27 evidencing compliance with the provisions of both SECTION 2.7(g) hereof and ARTICLE IX of the Lease (including the naming of the Lender as additional insured or loss payees with respect to such insurance), in form and substance reasonably satisfactory to the Lender;

          (b) LITIGATION. No action or proceeding shall have been instituted or, to the Lessee's knowledge, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or, to the Lessee's knowledge, threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby or which would materially adversely affect the Leased Property or any transaction contemplated by the Operative Documents or which would result in a Material Adverse Effect.

          (c) LEGALITY. In the opinion of the Lender, the Lessor or their respective counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lender or the Lessor to participate in any of the transactions contemplated by the Operative Documents.

          (d) NO EVENTS. (i) No Default, Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or, to the Lessee's knowledge, threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking.

          (e) REPRESENTATIONS. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Closing Date.

          (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event having a Material Adverse Effect since June 30, 1997.

          (g) FEES AND TRANSACTION EXPENSES. The Lessee shall have paid (i) the fee owed to the Financial Advisor and (ii) the reasonable fees and expenses of the Lessor, the Lender and their respective counsel.

     SECTION 3.2 CONDITIONS TO SUBSEQUENT FUNDINGS. Notwithstanding anything to the contrary contained herein, or in any other Operative Document, neither the Lender nor the Lessor shall have any obligation to make any Loan Advance or Contribution Advance, as the case may be, pursuant to the Funding Requisition following the Initial Loan Advance, unless each of the following conditions shall have been satisfied or waived by the Lender with respect to such Funding:

          (a) DELIVERIES. On or prior to each Funding subsequent to the Initial Loan Advance, the Lessee shall deliver, or cause to be delivered, the following:

               (i) PLANS AND SPECIFICATIONS. Detailed architectural, structural, mechanical, and electrical Plans and Specifications for all Improvements to be constructed, to the extent not already delivered, to the Lender, PROVIDED, HOWEVER, that no Advance shall be required to be made for any portion of the hard costs for Construction of the Improvements until the Plans and Specifications for such portion of the Improvements shall have been delivered to and approved by the Lender;

               (ii) TITLE POLICY ENDORSEMENT. If applicable, a endorsement to the Title Policies (A) indicating that since the last Funding Date as to which a Funding was made there has been no change in the state of title and no survey exceptions not theretofore approved by the Lessor (PROVIDED, HOWEVER, Lessor's approval shall not be unreasonably withheld or delayed for utility easements that will serve the Improvements or that will not encroach on the Improvements) and the Lender and (B) increasing the coverage of the Title Policies by an amount equal to the Funding then being made so that the total amount insured equals, in the case of the Lender's Title Policy, the total amount of Loan Advances disbursed by the Lender, and in the case of Lessor's Title Policy, a like amount plus in addition, the amount of the Contribution, and, in each case, changing the effective date of the Title Policies to the Funding Date. At the Lender's discretion, any Funding may be made through the Title Insurance Company. Prior to each Funding Date, the Lessee shall furnish the Title Insurance Company with lien waivers as required by the Title Insurance Company through the date which is 30 days prior to the time of the Funding. No title indemnities for purposes of insuring around any objection to or condition of title shall be issued or provided by the Lessee or the Lessor to the Title Insurance Company without the prior written consent of the Lender;

               (iii) ENGINEER'S CERTIFICATE. If applicable, a certification from the Architect or from an engineer approved by the Lender that the Improvements have been or are being erected within the property boundaries of the Land and in accordance with all applicable set back requirements and the approved site plan;

               (iv) IMPROVEMENTS PERMIT. All building permits or other authorizations required by any Governmental Authority for the Construction to the extent not previously obtained;

               (v) APPRAISAL. An appraisal report for the Land and the Improvements (to be constructed thereon), which appraisal report shall be prepared by an independent appraising firm, and be in form and substance, acceptable to the Lender in its sole and absolute discretion, whether in relation to all applicable regulatory requirements imposed by The Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations thereunder, or otherwise, shall have been delivered to the Lender. Such appraisal shall state the Fair Market Sales Value of the Leased Property upon completion of Construction (the "Appraised Value"). The cost of such appraisal shall be borne solely by the Lessee.

          (b) NO EVENTS. (i) No Default, Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing and (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking;

          (c) REQUISITION. Together with the Funding Requisition, the Lessee shall submit to the Lender a requisition using AIA Form G702 and 703 accompanied by a cost breakdown, the accuracy of which shall be certified by the Lessee, the Architect and the General Contractor, and such other information and documentation required hereunder. The Approved Budget shall serve as the disbursement control for each line item. Neither the Lender nor the Lessor shall be required to make a Funding for any line item in excess of the amount shown in the Approved Budget for such line item; PROVIDED, HOWEVER, that the Lender shall not unreasonably withhold its consent to a reallocation of amounts within line items in the Approved Budget (other than the line item for interest reserve) as long as the total cost of the Construction does not increase;

          (d) TIMING. Funding Requisitions after the Initial Loan Advance shall not be made more often than once a month and the total amount of all Fundings in respect of Construction shall not at any time exceed an amount equal to the sum of the hard costs of the work completed to date as certified by the Architect on the aforesaid AIA draw request forms and the soft costs incurred. The Lender reserves the right to review and approve invoices for all hard and soft costs. Prior to each Advance, the Lender or its agents may inspect the Leased Property to verify that the related Funding Requisition accurately reflects the amount of the Construction with respect thereto;

          (e) LOAN OUT OF BALANCE. If, in the sole judgment of the Lender, and determined at any time while the Loans are outstanding, the cost of the Construction increases, the Lessee shall be required to invest the increased amount in the Construction or deposit such increased amount with the Lender in an account pledged to the Lessor as security for the Lease and other Operative Documents in a manner reasonably satisfactory to the Lender or to provide the Lender such other assurances as to the availability of the funds as subject to the Lender's approval prior to any Loan Advance;

          (f) COMPLETION DEADLINE. If at any time the Lender shall, in its sole judgment, estimate and give notice to the Lessee that substantial completion of any Construction will not occur on or before the Completion Deadline, then neither the Lender nor the Lessor shall have any obligation to make further Advances until such time as the Lessee shall have delivered to the Lender evidence satisfactory to Lender that substantial completion of all Improvements will occur on or before the Completion Deadline;

          (g) APPROVAL OF CONTRACTS. Neither the Lender nor the Lessor shall have any obligation to make any Advances for any Development Costs due from the Lessee under a contract or subcontract for the Construction if such contract or subcontract is required to be, but has not been, approved by the Lender and such approval by the Lender has not been unreasonably withheld or delayed. Although the Lessee shall not be required to provide to the Lender the subcontracts for the Construction as a condition precedent to making the Initial Funding, the Lender reserves the right, upon written notice to the Lessee, to require the Lessee to provide such subcontracts for subsequent Advances;

          (h) COMPLIANCE WITH PLANS AND SPECIFICATIONS. If the Lender or the Lessor should at any time determine that any part of the work performed on, or materials incorporated into, any Improvements does not comply in any material respect with the related Plans and Specifications, whether or not the Development Cost of any such work or materials shall have been included in a Funding Requisition theretofore made, then Lender or Lesser, as the case may be, shall give notice thereof to the Lessee and neither the Lender nor the Lessor shall have any obligation to make any further Advances until such work is corrected, or material is changed, to comply with such Plans and Specifications and the Lender and the Lessor have received satisfactory evidence to them of such change and compliance, and Lender and the Lessor shall respectively have the right to offset against the amount of any subsequent Advance the cost of the nonconforming work or materials included in prior Fundings. Notwithstanding the foregoing, the Lender and the Lessor shall continue to make Advances for other work and materials if, prior to the determination by the Lender or the Lessor of such nonconformance, the Lessee and/or the Architect therefor have previously made a similar determination, and the

Lessee has delivered to the Lender and the Lessor evidence reasonably satisfactory to the Lender and the Lessor that the General Contractor therefor has agreed to correct such work or to change such materials without requesting an Advance for the cost thereof, and the General Contractor diligently pursues such work and changes to completion within 90 days after the determination of the need for corrective action;

          (i) DEFECTS IN CONSTRUCTION. If the Lender or the Lessor should at any time reasonably determine that any part of the work performed on any Improvements has not been performed in a good and workmanlike manner, whether or not the Development Cost of any such work shall have been included in a Funding Requisition theretofore made, then Lender or Lesser, as the case may be, shall give notice thereof to the Lessee and neither the Lender nor the Lessor shall have any obligation to make any further Advances until such work is corrected so as to have been performed in a good and workmanlike manner and the Lender and the Lessor have received satisfactory evidence of such correction, and Lender and the Lessor shall have the right to offset against the amount of any subsequent Advances by the cost of the nonconforming work or materials included in prior Fundings. Notwithstanding the foregoing, the Lender and the Lessor shall continue to make Advances for other work and materials if, prior to the determination by the Lender or the Lessor of such nonconformance, the Lessee and/or the Architect therefor have previously made a similar determination, and the Lessee has delivered to the Lender and the Lessor evidence reasonably satisfactory to the Lender and the Lessor that the General Contractor therefor has agreed to correct such work or to change such materials without requesting an Advance for the cost thereof, and the General Contractor diligently pursues such work and changes to completion within 90 days after the determination of the need for corrective action; and

          (j) COMPLIANCE WITH CODES. If the Lender or the Lessor should at any time determine that any part of the work performed on, or materials incorporated into, any Improvements does not comply with all applicable building codes or other Applicable Law, whether or not the Development Cost of any such work or materials shall have been included in a Funding Requisition theretofore made, then Lender or Lessor, as the case may be, shall give notice thereof to Lessee and neither the Lender nor the Lessor shall have any obligation to make any further Advances until such work is corrected, or material is changed, to cause the same to comply with all applicable building codes or other Applicable Law and the Lender and the Lessor have received satisfactory evidence of such correction or change and of such compliance, and the Lender and the Lessor shall have the right to offset against the amount of any subsequent Advances for other work and materials by the cost of the nonconforming work as materials included in prior Fundings. Notwithstanding the foregoing, the Lender and the Lessor shall continue to make Advances for other work and materials if, prior to the determination by the Lender or the Lessor of such nonconformance, the Lessee and/or the Architect have previously made a similar determination, and the Lessee has delivered to the Lender and the Lessor evidence reasonably satisfactory to the Lender and the Lessor that the General Contractor therefor has agreed to correct such work or to change such materials without requesting an Advance for the cost thereof, and the General Contractor diligently pursues such work and changes to completion within 90 days after the determination of the need for corrective action.

          (k) SECURITIES ACCOUNT. To the extent that the market value of the securities held in the Securities Account (together with any other funds held therein, hereinafter called the "Account Balance") shall be less than the Collateral Requirement on the date five (5) Business Days immediately prior to the first Advance made after delivery of the appraisal pursuant to SECTION 3.2(a)(v) hereof, the Lessee shall have delivered to Banc One Investment Advisors at 1111 Polaris Parkway, Columbus, Ohio 43271 funds in amount not less than the amount by which the Collateral Requirement exceeds the Account Balance of the Securities Account on such fifth Business Day prior to the aforesaid Advance, which funds shall be held in the Securities Account and invested, all pursuant to the Investment Property Security Agreement.

     SECTION 3.3 COMPLETION DATE CONDITIONS. The occurrence of the Completion Date shall be subject to the fulfillment or satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

          (a) TITLE POLICY ENDORSEMENTS. The Lessee shall have furnished to the Lender the following endorsements to its related Title Policy, to the extent available under the Texas Insurance Code and the Basic Manual for Rates, Rules and Forms for Title Insurance in Texas (each of which shall be subject to no exceptions other than those set forth in Schedule B to its Title Policy, or those which may have been approved by Lender): (i) a date-down endorsement (redating and confirming the coverage provided under the related Title Policy and each endorsement thereto) and (ii) an endorsement deleting the "pending disbursements" clause.

          (b) CONSTRUCTION COMPLETE. The Construction of the Improvements shall have been completed substantially in accordance with the Plans and Specifications and all Applicable Laws. All fixtures, equipment, materials and other property contemplated under the Plans and Specifications to be incorporated or installed in the Leased Property shall have been incorporated or installed free and clear of all liens except for Permitted Liens.

          (c) LESSEE CERTIFICATION. The Lessee shall have furnished the Lessor and the Lender with both (i) a certification of the Lessee that:

               (A) all amounts owing to third parties for the Construction have been paid in full (other than contingent obligations for which the Lessee has made adequate reserves or claims being defended in good faith), and to Lessee's knowledge no litigation or proceedings are pending, or to the best of the Lessee's knowledge are threatened, against the Leased Property or the Lessee which would materially adversely affect (1) the enforceability or priority of this Participation Agreement or the other Operative Documents and (2) the ability of the Lessee to fully perform its obligations pursuant to and as contemplated by the terms and provisions of this Participation Agreement and the other Operative Documents;

               (B) all consents, licenses and permits and other governmental authorizations or approvals required for the Construction and operation of the Leased Property have been obtained;

               (C) the Leased Property has available all services of public facilities and other utilities necessary for use and operation of the Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone and other required public utilities and means of access between the Improvements and public highways for pedestrians and motor vehicles;

               (D) all agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and the Lessee has no knowledge of any pending modification or cancellation of any of the same, and the use of the Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use;

               (E) the Construction has been completed substantially in accordance with the Plans and Specifications and all Applicable Laws and the Leased Property is ready for occupancy and operation; and

               (F) the Leased Property is in compliance with all applicable zoning laws, regulations, variances and waivers; and

     (ii) copies of (A) all final lien waivers regarding the Construction, together with sworn statements from contractors, subcontractors and material suppliers and (B) true and complete copies of an "as built" or "record" set of the Plans and Specifications, and a plat of survey of the Leased Property "as built" showing all paving, driveways, fences and exterior improvements and copies of all licenses and permits required by any Governmental Authority having jurisdiction over the use and occupancy of the Leased Property and for the operation thereof, including copies of a certificate or certificates of occupancy for the Leased Property or other legally equivalent permission to occupy the Leased Property from the Governmental Authority having jurisdiction.

     (d) CUTOFF DATE. The Completion Date shall occur on or prior to the Completion Deadline.

     SECTION 3.4 CONDITIONS TO THE OBLIGATIONS OF THE LESSEE. The obligations of the Lessee to lease from the Lessor the Leased Property and construct the Project Alterations to the Improvements are subject to the fulfillment on the Closing Date to the satisfaction of, or waiver by the Lessee of, the following conditions precedent:

          (a) GENERAL CONDITIONS. The conditions set forth in SECTIONS 3.1 that require fulfillment by the Lessor and the Lender shall have been satisfied.

          (b) LEGALITY. In the opinion of the Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred, or, with respect to tax laws, shall have been proposed, in Applicable Law that would make it illegal for the Lessee to participate in any of the transactions contemplated by the Operative Documents.

                                  SECTION 4
                        REPRESENTATIONS AND COVENANTS

     SECTION 4.1 REPRESENTATIONS OF THE LESSEE. Effective as of the date of execution hereof and as of the Closing Date, the Lessee represents and warrants to each of the other parties hereto as follows:

          (a) ORGANIZATION; CORPORATE POWERS. The Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where such qualification is required and where the failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

          (b) AUTHORITY. The Lessee has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed or to be executed by it. The execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated on the part of the Lessee thereby, have been duly approved by the Board of Directors of the Lessee and no other corporate proceedings on the part of the Lessee are necessary to consummate the transactions so contemplated.

          (c) DUE EXECUTION AND DELIVERY OF OPERATIVE DOCUMENTS. The Operative Documents executed by the Lessee have been duly executed and delivered (or recorded or filed, as the case may be) by the Lessee, and, in each case, constitute its legal, valid and binding obligation, enforceable against it in accordance with each such Operative Document of its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

          (d) NO CONFLICT. The execution, delivery and performance of each Operative Document to which it is a party by the Lessee and each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of the Lessee the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on the Leased Property (other than Permitted Liens) or
(iii) require any approval of stockholders which has not been obtained.

          (e) GOVERNMENTAL CONSENTS. Except as have been made, obtained or given, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by the Lessee of the Operative Documents, the use of the proceeds of the Loans made to effect the acquisition of the leasehold interest in the Land and the Construction of the Improvements, or the legality, validity, binding effect or enforceability of any Operative Document.

          (f) GOVERNMENTAL REGULATION. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (g) REQUIREMENTS OF LAW. The Lessee is in compliance with all Requirements of Law applicable to Lessee and its business, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.

          (h) RIGHTS IN RESPECT OF THE LEASED PROPERTY. The Lessee is not a party to any contract or agreement to sell any interest in the Leased Property or any part thereof other than pursuant to the Participation Agreement, the Deed and the Lease.

          (i)  HAZARDOUS MATERIALS.

               (i) Except as provided in the Environmental Site Assessment delivered pursuant to Section 3.1(a)(xix) hereof, and except as in full compliance with all Applicable Law, there are no Hazardous Materials present at, upon, under or within the Leased Property or released or transported to or from the Leased Property.

               (ii) No Governmental Actions have been taken, or are in process or have been threatened, which could reasonably be expected to subject the Leased Property, the Lender or the Lessor to any Claims or Liens under any Environmental Law which would have a materially adverse effect on the Lessor, the Lender or the Leased Property.

               (iii) The Lessee has or will obtain all Environmental Permits necessary to operate the Leased Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits.

               (iv) Except as disclosed in Schedule I hereof, with respect to the Leased Property, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the Lessee, and no penalty has been assessed on the Lessee and no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to any alleged violation or liability of the Lessee under any Environmental Law. No material notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to the Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

               (v) The Leased Property and each portion thereof are presently in compliance with all Environmental Laws, and, except as disclosed in Schedule II hereof, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding the Leased Property (including, without limitation, the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a Claim against the Leased Property, the Lender, the Lender or the Lessee, (B) cause the Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which the Leased Property is located or (D) prevent or interfere with the continued operation and maintenance of the Leased Property as contemplated by the Operative Documents.

          (j) LEASED PROPERTY. The present condition and use of the Leased Property conforms with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and the Lessee's future intended use of the Leased Property under the Lease does not violate any Applicable Law. No notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to the Leased Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or in the reasonable judgment of the Lessee will be, obtained and are in full force and effect and the Lessee has no actual knowledge of any pending modification or cancellation of any of the same.

          (k) TAXES. The Lessee and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings, and as to which there is no imminent threat of forfeiture, and with respect to which the Lessee or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Lessee knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse
Effect. The charges, accruals and reserves on the books of the Lessee and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

          (l) USE OF PROCEEDS; MARGIN REGULATIONS. The Lessee will apply the proceeds of the Loans and the Contribution as set forth in SECTIONS 2.2(b) and 2.6. No part of the proceeds from the Loans or the Contribution will be used, directly or indirectly by Lessee, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Lessee in a violation of Regulation X of said Board (12 CFR
224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

          (m) QUALIFICATION OF LESSEE REPRESENTATIONS. The representations of the Lessee set forth in this Section are qualified by the conditions that
(i) all representations are made and given to the best of the Lessee's knowledge after due inquiry, (ii) where a representation involves compliance by the Lessee with an Applicable Law or an Environmental Law such representation is deemed to be as to compliance by the Lessee in all material respects with any such law and (iii) where a representation involves conduct on the part of the Lessee that does not violate an Applicable Law or an Environmental Law such representation is deemed to exclude Lessee's non-material violations of any such law.

     SECTION 4.2 REPRESENTATIONS AND COVENANTS OF THE LESSOR. Effective as of the date of execution hereof and as of the Closing Date, the Lessor represents and warrants to, and covenants with, the Lender and the Lessee as follows:

          (a) DUE ORGANIZATION; LIMITED PURPOSE. The Lessor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Massachusetts; is duly qualified as a foreign limited liability company and in good standing under the laws of the State of Texas; and has full power, authority and legal right as a limited liability company to execute, deliver and perform its obligations under this Participation Agreement and each other Operative Document to which it is or will be a party. The Lessor further represents, covenants and warrants that
(i) it has been formed and exists for the sole purpose of, and will not engage in any business or other activity except as necessary in connection with, acquiring and owning the Leased Property and taking the actions contemplated on the Lessor's part under the Operative Documents and (ii) except for obligations and indebtedness of the Lessor represented by and set forth in the Operative Documents and except for obligations or indebtedness of the Lessor arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor will not create, incur, suffer to be created or incurred, or guarantee any obligation or indebtedness.

          (b) DUE AUTHORIZATION; ENFORCEABILITY, ETC. The Participation Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

          (c) NO CONFLICT. The execution and delivery by the Lessor of this Participation Agreement and each other Operative Document to which the Lessor is or will be a party are not or will not, and the performance by the Lessor of its obligations under each and will not, violate its certificate of formation or Operating Agreement, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of the Lessor, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

          (d) LITIGATION. There are no pending or threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Participation Agreement or any other Operative Documents to which it is or will be a party.

          (e) LESSOR LIENS. No Lessor Liens or other Liens created by acts or omissions of the Lessor (other than Liens created by the Operative Documents) exist on the Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Participation Agreement or any other Operative Document to which it is or will be a party will not subject the Leased Property, or any portion thereof, to any Lessor Liens or other Liens created by the Lessor (other than by the Operative Documents). Except for Liens against the Leased Property created by the Operative Documents, Permitted Liens (other than Lessor Liens), Liens (including Lessor Liens) arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor further represents and warrants that it will not create, suffer to be created or permit any Liens on the Leased Property.

          (f) EMPLOYEE BENEFIT PLANS. The Lessor is not and will not be making its Contribution Advances hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

          (g) GOVERNMENTAL REGULATION. The Lessor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (h) USE OF PROCEEDS; MARGIN REGULATIONS. To the best of the Lessor's knowledge, no part of the proceeds of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the

Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Lessor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

          (i)  LESSOR'S ACTIVITIES.  The Lessor warrants and covenants that
(i) it has been formed and exists for the sole purpose of, and will not engage in any business or other activity except as necessary in connection with, acquiring and owning the Leased Property and taking the actions contemplated on the Lessor's part under the Operative Documents, (ii) that it shall not amend or permit an amendment of its Operating Agreement to permit it to engage in any other activity or business without the consent of the Lessee and the Lender, (iii) except for obligations and indebtedness of the Lessor represented by and set forth in the Operative Documents and except for obligations or indebtedness of the Lessor arising directly or indirectly from the Lessee's failure to discharge the Lessee's obligations under the Operative Documents, the Lessor will not create, incur, suffer to be created or incurred, or guarantee any obligation or indebtedness, (iv) it shall not merge or consolidate with any other entity, (v) it will not transfer any of its assets except (A) in the form of cash dividends to its shareholders and
(B) transfers of the Leased Property pursuant to the provisions of the Operative Documents, (vi) it will maintain its corporate existence and shall not dissolve or liquidate, (vii) it will conduct its activities and affairs, and shall maintain its assets, separate from those of any other Person, and
(viii) it shall have no assets other than the Leased Property, the Lease, cash, notes receivables and other assets contemplated under this Participation Agreement and the other Operative Documents.

          (j) PAYMENT OF TAXES AND CLAIMS. The Lessor will file all tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Lessor, provided that the Lessor need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Lessor, or any Person on its behalf, on a timely basis in good faith and in appropriate proceedings or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a material adverse effect on the Lessee's ability to perform its obligations under the Operative Documents.

          (k)  MAINTENANCE OF PROPERTIES.    The Lessor will maintain and
keep, or cause to be maintained and kept, the Leased Property in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

          (l) COVENANT TO SECURE NOTES EQUALLY. The Lessor covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens, it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other indebtedness thereby secured so long as any such other indebtedness shall be so secured.

     SECTION 4.3 COVENANT OF LENDER. Upon payment by Lessee of the purchase price for the Leased Property pursuant to ARTICLE XV of the Lease, Lender will release the lien of the Operative Documents against the Leased Property.

     SECTION 4.4 TAX TREATMENT. (a) The parties hereto agree that it is the Lessor's and Lessee's intention that for Federal, state and local income Tax purposes (i) the Lease be treated as the repayment and security provisions of a loan to the Lessee, all rights to the principal and interest of which have been assigned by the Lessor to the Lender, (ii) the Lessee be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Property or any part thereof and (iii) all payments of Basic Rent during the Lease Term be treated as payments of interest and principal, as the case may be, to the Lender.

     (b) The Lessee agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment set forth in SECTION 4.4 (a) hereof, and the Lessee agrees that the Lessee and any such Affiliates will file such returns, maintain such records, take such actions and execute such documents as may be appropriate to facilitate the realization of such intended income Tax treatment.

     (c) The Lessor and the Lender each agree that, except to the extent required by law, neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to the income Tax benefits, deductions and/or credits which, pursuant to the intended income Tax treatment set forth in SECTION 4.4 (a) hereof, would otherwise be claimed or claimable by the Lessee, and that it and any such Affiliates will at the expense of the Lessee file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Lessee from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income Tax treatment, other than engaging in any contest of such treatment with any taxing authority, and if any such filing, maintenance, action or execution requested by the Lessee would result in any additional income Tax liability or expense payable by it or any Affiliate, or could reasonably be expected to result in liability or expense payable by it or any Affiliate, then the Lessee will provide an indemnity against such income Tax liability or other liability satisfactory to the Lessor or the Lender, as the case may be, in the Lessor's or the Lender's sole opinion, as the case may be.

                                  SECTION 5
                           COVENANTS OF THE LESSEE

     SECTION 5.1 QUALIFICATION AS TO CORPORATE STATUS. The Lessee shall remain a validly existing corporation organized under the laws of the State of Texas or any other State of the United States of America and shall remain qualified to do business in the State.

     SECTION 5.2 FURTHER ASSURANCES. Upon the written request of the Lessor or the Lender, the Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents to be recorded or filed at such places and times in such manner as may be necessary to preserve, protect and perfect the interest of the Lessor and the Lender in the Leased Property as contemplated by the Operative Documents.

     SECTION 5.3  REPORTING.

          (a) FINANCIAL STATEMENTS. The Lessee shall deliver or cause to be delivered to the Lender:

          (i) As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three quarterly accounting periods in each Fiscal Year, the consolidated condensed balance sheet of the Lessee and its Subsidiaries as at the end of such quarterly period and the related consolidated condensed statements of operations for such quarterly period and for the elapsed portion of the current Fiscal Year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related period in the prior Fiscal Year, which financial statements shall be certified by a duly authorized officer of the Lessee that they fairly present the consolidated financial condition of the Lessee and its Subsidiaries as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments;

          (ii) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, consolidated balance sheets of the Lessee and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and changes in cash-flows of the Lessee and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for the Lessee and its Subsidiaries for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Price Waterhouse, L.L.P. or other independent public accountants of recognized national standing selected by the Lessee which report shall be unqualified as to the scope of audit and as to the status of the Lessee and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iii) Together with each delivery of any financial statements pursuant to clauses (i) and (ii) of this subsection, an officer's certificate of the Lessee, executed by a duly authorized officer of the Lessee, stating (A) that the signer has instituted procedures for the review of the terms of this Participation Agreement and the principal Operative Documents and the review in reasonable detail of the transactions and conditions of the Lessee and its Subsidiaries taken as a whole during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, (B) that the signer does not have knowledge of the existence as at the date of such officer's certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken, is taking and proposes to take with respect thereto, (C) that, to the best of such officer's knowledge, the financial statements delivered pursuant to clause (i) of this subsection present fairly the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP consistently applied, and (D) that the Lessee is in compliance with each of the covenants contained in SECTION 5.5 hereof, and setting out in reasonable detail the data and calculations upon which the Officer bases such statement;

          (iv) Promptly, and in any event within five (5) Business Days after the Lessee obtains knowledge thereof, notice of (A) the occurrence of any event which constitutes an Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Lessee propose to take with respect thereto and (B) any litigation or governmental proceedings pending against the Lessee which the Lessee determines it will disclose in the Lessee's reports filed on Forms 10-K or 10-Q with the SEC (notice being due within five Business Days of such determination); and

          (v) With reasonable promptness, such information with respect to the financial condition of the Lessee or the Leased Property as from time to time may be reasonably requested by the Lender; PROVIDED, HOWEVER, that the Lender shall keep such information confidential, except in connection with enforcement or exercise of the Lender's rights under this Participation Agreement or otherwise available at law or in equity and PROVIDED, FURTHER, that the Lender may disclose such information to the extent necessary to respond to inquiries of bank regulatory authorities or to comply with legal process or any other legal disclosure obligations, or to the extent such information has been made publicly available by parties other than the Lender.

          (b) OTHER REPORTS. Promptly after the same are available to it, the Lessee shall deliver to the Lessor copies of all 10-K and 10-Q reports submitted by the Lessee to the SEC.

     SECTION 5.4  AFFIRMATIVE COVENANTS OF LESSEE.

     (a) COMPLIANCE WITH LAW. The Lessee will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) PAYMENT OF TAXES AND CLAIMS. The Lessee will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Lessee or any Subsidiary, provided that neither the Lessee nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Lessee or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Lessee or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Lessee or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (c) CORPORATE EXISTENCE. The Lessee will at all times preserve and keep in full force and effect its corporate existence. The Lessee will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Lessee or a Subsidiary) and all rights and franchises of the Lessee and its Subsidiaries unless, in the good faith judgment of the Lessee, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     (d) MAINTENANCE OF PROPERTIES. The Lessee will and will cause each of its Significant Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this SECTION 5.3(d) shall not prevent the Lessee or any Significant Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Lessee has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 5.5 FINANCIAL COVENANTS. The Lessee shall at all times comply with the financial covenants set forth in Schedule III hereof.

                                   SECTION 6
                         TRANSFERS BY LESSOR AND LENDER

     SECTION 6.1 LESSOR TRANSFERS. The Lessor shall not assign, convey, encumber or otherwise transfer all or any portion of its right, title or interest in, to or under the Leased Property or the Lease (except pursuant to the Mortgage, the Assignment of Lease and Rents or pursuant to ARTICLE XVII of the Lease) or any of the Operative Documents without obtaining the prior written consent of the Lender and the Lessee.

     SECTION 6.2 LENDER TRANSFERS. The Lender shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents without the prior written consent of the Lessee and the Lessor (such consent not to be unreasonably withheld); PROVIDED, HOWEVER, that without the prior written consent of or notice to the Lessor or the Lessee, the Lender may sell participating interests in the Loans to such banks and other financial institutions as the Lender shall, in its sole discretion, determine.

                                   SECTION 7
                                INDEMNIFICATION

     SECTION 7.1 GENERAL INDEMNIFICATION. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims by any third-party that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (except to the extent such claim is covered by the insurance required by the Lease) and in any way relating to or arising out of:

          (i) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof (except to the extent the Lender's or the Lessor's actions with respect to such matters are in material violation of Applicable Law);

          (ii)  the Land or any part thereof or interest therein;

          (iii) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part or any interest in the Leased Property or the imposition of any Lien (other than a Lessor Lien) (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including without limitation (A) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (B) latent or other defects, whether or not discoverable, (C) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (D) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (E) any Claim for patent, trademark or copyright infringement and (F) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any Claim for utility "tap-in" fees;

          (iv) the breach or alleged breach by the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered under any Operative Document;

          (v) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement, or the authorization of any broker or financial adviser retained or employed by any other Person who or which acts on Lessee's behalf, or the incurring of any fees or commissions to which the Lessor or the Lender might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement;

          (vi) the existence of any Lien (other than a Lessor Lien) on or with respect to the Leased Property, the Construction, any Basic Rent or Supplemental Rent, including any Liens (other than a Lessor Lien) which arise out of the possession, use, occupancy, construction, repair or rebuilding of or title to or interest of any Person in the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee, except in all cases the Liens listed as items (i) and (ii) in the definition of Permitted Liens;

          (vii) any breach of any requirement, condition, restriction or limitation affecting title to the Land; or

          (viii) to the extent not insured by the Title Policies, (A) any failure of title (except with respect to Permitted Liens) to any part of the Leased Property or failure (including the failure to create), lack of perfection, recordation, or loss of priority of the lien of any Mortgage or the security interests in personal property created thereby, or (B) the unenforceability, as a matter of law or equity, in whole or in part, of the Assignment of Lease and Rents or any Mortgage or, with respect to the obligations of the Lessee, any other Operative Document to which it is a party, except to the extent that the enforceability of such documents shall be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) equitable principles limiting the availability of equitable remedies, or (iii) limits on enforceability of any provision calling for the payment of attorneys' fees;

PROVIDED, HOWEVER, that the Lessee shall not be required to indemnify (x) any Indemnitee under this Section for any Claim (A) to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (other than the Lessor), or (B) which occurs or arises out of a time when the Lessee was not an owner, lessee or otherwise using or in possession of the Leased Property or the applicable part thereof, or (y) the Lessor, to the extent that such Claim results from its willful misconduct, or for any Claim resulting from Lessor Liens which the Lessor is responsible for discharging under the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

     SECTION 7.2 ENVIRONMENTAL INDEMNITY. Without limitation of SECTION 7.1, the Lessee agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including without limitation third party Claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Leased Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any Governmental Authority, arising directly or indirectly, in whole or in part, out of:

          (i) the presence on or under the Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Land;

          (ii) any activity, including, without limitation, construction, carried on or undertaken on or off the Land, and whether by the Lessee, or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Land;

          (iii) loss of or damage to any property or the environment
     (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws;

          (iv) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a lien or encumbrance on the land records; or

          (v) any residual contamination on or under the Land, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case arising or occurring (y) prior to or during the Lease Term or (z) at any time during which the Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses the Leased Property or any portion thereof; PROVIDED, HOWEVER, that the Lessee shall not be required to indemnify any Indemnitee under this Section for any Claim to the extent that such Claim results from (i) the willful misconduct of such Indemnitee, or
(ii) the gross negligence of any such Indemnitee except the Lessor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Notwithstanding any provision hereof to the contrary, the indemnity provided for in this SECTION 7.2 shall not apply to any new Hazardous Materials first stored, generated or placed on the Property after the Lessee is removed from possession of the Leased Property and the Lender takes possession and control of the Leased Property through appointment of a receiver or the acquisition of title to the Leased Property by the Lender through foreclosure or deed in lieu of foreclosure or purchase from a third party after the Loans have been paid in full (collectively, "Excluded Matters"). Except for the Excluded Matters, the Lessee hereby releases and waives any future claims against the Lender for indemnity or contribution in the event the Lessee becomes liable for cleanup or other costs related to the Leased Property, including without limitation under any applicable laws, rules, regulations or court orders.
The Lessee acknowledges and agrees that Lessor shall in no respect be considered to be a receiver of the Leased Property.

     SECTION 7.3 PROCEEDINGS IN RESPECT OF CLAIMS. The obligations and liabilities of the Lessee with respect to any Claims for which, if valid, Lessee is obligated to provide indemnification pursuant to the provisions of
SECTION 7.1 and SECTION 7.2 ("Indemnified Claims"), shall be subject to the following terms and conditions:

          (a) Whenever an Indemnitee shall have received notice that an Indemnified Claim has been asserted or threatened against such Indemnitee, the Indemnitee shall promptly notify the Lessee of such Claim, together with supporting facts and data within the possession or knowledge of the Indemnitee related thereto, provided that the failure to deliver such notice shall not relieve the Lessee of its indemnification obligations hereunder except to the extent that such failure prejudices the Lessee. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of SECTION 7.1 or 7.2, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

          (b) Lessee shall defend, at its expense, such Indemnified Claim with counsel of its choice reasonably satisfactory to the Indemnitee, PROVIDED, HOWEVER, that if an Event of Default has occurred and is continuing, the Indemnitee shall have the right, upon notice to and at the expense of Lessee, to undertake the defense of such Claim during the continuance of such Event of Default; PROVIDED, HOWEVER, that Lessee shall be entitled to participate in the defense thereof. The Indemnitee shall promptly notify the Lessee of any compromise or settlement proposal with respect to any such Claim and shall not unreasonably refuse to accept any such proposal if the same is acceptable to the Lessee. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 7.1 or 7.2 without the prior written consent of the Lender acting individually and on behalf of the affected Indemnitee (and Lessor hereby irrevocably so authorizes Lender to grant such consent on behalf of Lessor and the Lessor Indemnitee), which consent shall not be unreasonably withheld or delayed. The Lessee and each Indemnitee are and shall be bound to cooperate with each other in good faith in connection with the defense of any such action, suit or proceeding in providing any information and bear witness or give testimony which may be requested by counsel for any of such parties.

          (c) Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION
7.1 or 7.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld (it being agreed that it will not be unreasonable for the Lessee to withhold consent if such compromise or settlement adversely affects a material right or property interest of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property), unless such Indemnitee waives its right to be indemnified under SECTION 7.1 or 7.2 with respect to such Claim, PROVIDED that no Indemnitee shall enter into any settlement which would adversely affect Lessee's use, title to or possession of the Leased Property without Lessee's prior written consent.

          (d)  Upon payment in full of any Claim by the Lessee pursuant to
SECTION 7.1 or 7.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) including claims (subject to the provisions of this SECTION 7 and SECTION
18.12 of the Lease)
against another Indemnitee and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such Claims.

          (e)  Any amount payable to an Indemnitee pursuant to SECTION 7.1 or
7.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, and if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee.

          (f) If Lessee fails to assume the defense of an Indemnified Claim within a reasonable time (and in any event not more than 30 days) after receipt of written notice thereof from the Indemnitee, the Indemnitee will (upon delivering written notice to such effect to the Lessee) have the right to undertake, at the Lessee's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Lessee, subject to the right of the Lessee (PROVIDED no Event of Default shall have occurred and remained outstanding) to assume and control the defense of such Claim at any time prior to the settlement, compromise or final determination thereof, and PROVIDED, HOWEVER, that the Indemnitee shall not enter into any such compromise or settlement without the written consent of the Lessee, which shall not be unreasonably withheld, as aforesaid, and PROVIDED FURTHER that no Indemnitee shall enter into any such settlement which would adversely affect Lessee's use, title to or possession of the Leased Property without Lessee's prior written consent. In the event the Indemnitee assumes the defense of any such Claim, the Indemnitee will cooperate with the Lessee in keeping the Lessee reasonably informed of the progress of any such defense, compromise or settlement.

          (g) Nothing contained in this SECTION 7.3 shall be deemed to expand the obligation of the Lessee to defend or be responsible for indemnification of the Indemnitee with respect to any Claim beyond the specific indemnification obligations set forth in SECTIONS 7.1, 7.2, 7.4, or elsewhere in the Operative Documents.

     SECTION 7.4  GENERAL TAX INDEMNITY.

          (a) Except as otherwise provided in this Section, the Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes and all recapture and other payments in connection with any agreement relating to tax abatements granted in connection with the Leased Property), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section, the definition of "Taxes" excludes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document, as well as any penalties, fees or interest on, or additions to taxes, caused solely by the failure of any of the Tax Indemnitees to provide notice to Lessee of Lessee's indemnity obligations hereunder)) imposed on or with respect to any Tax Indemnitee, the Lessee, the Leased Property or any portion thereof or the Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) the Leased Property, the Land or any part thereof or any interest therein, (iv) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto and (v) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

          (b)  SECTION 7.4(a) shall not apply to:

               (i) Taxes on, based on, or measured by or with respect to, net income of the Lessor and the Lender (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) OTHER THAN (A) any such Taxes that are, or are in the nature of, sales, use, license, rental, ad valorem or property Taxes, (B) withholding Taxes imposed by the United States or any state or local taxing authority (1) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the Closing Date or (2) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Notes and (C) any increase in any franchise taxes based on or otherwise measured by net income, estate, inheritance, transfer, income tax or gross income or gross receipts tax in lieu of net income over the term of the Lease, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Loans, with debt service for such loan equal to the portion of the Basic Rent attributable to the Loans payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Loans at the end of the Lease Term;

               (ii) Taxes on, based on, or in the nature of or measured by Taxes on: doing business, business privilege, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Property in an amount equal to the Loans, with debt service for such loan equal to the portion of the Basic Rent attributable to the Loans payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the Loans at the end of the Lease Term or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes;

               (iii) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of
     (A) the expiration of the Lease Term with respect to the Leased Property and, if the Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

               (iv) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Tax Indemnitee or any related Tax Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents (including a sale of an interest in the Note) or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the property by the Lessee shall not be treated as a voluntary action of any Tax Indemnitee, (B) any sale or transfer resulting from the exercise by the Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

               (v) any Tax which is being contested in accordance with the provisions of SECTION 7.4(c), during the pendency of such contest;

               (vi) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence on the part of the Lessor and the incorporators, stockholders, directors, officers, employees and agents of the Lessor or gross negligence or willful misconduct imputed to the Lessor or the Lender solely by reason of their respective interests in the Leased Property);

               (vii) any Tax that results from a Tax Indemnitee engaging, with respect to the Leased Property, in transactions other than those permitted by the Operative Documents; or

               (viii) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where the Lessee did not give timely notice to Lessor (and the Lessor otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return or (B) results from the failure of the Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of the Lessor.

          (c) If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section may be payable, such Tax Indemnitee shall promptly notify the Lessee in writing. The Lessee shall not be responsible for the costs, interest, and penalties suffered as a result of the failure of any of the Tax Indemnitees to notify the Lessee. The Lessee shall be entitled, at its expense, to participate in and to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Lessee, on behalf of the Lessee) if and to the extent that (A) an Event of Default has occurred and is continuing, (B) such action, suit or proceeding involves matters which are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessee or (C) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if the Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Tax Indemnitee stating that a reasonable basis exists to contest such claim for which Lessee may have an indemnification obligation hereunder or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful; PROVIDED, HOWEVER, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. Each Tax Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section. Unless an Event of Default shall have occurred and be continuing, no Tax

Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section without the prior written consent of the Lessee, which consent shall not be unreasonably withheld (it being agreed that it will not be unreasonable for Lessee to withhold consent if such compromise or settlement would adversely affect material rights or property interests of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property), unless such Tax Indemnitee waives its right to be indemnified under this Section with respect to such Claim, provided the settlement would not adversely affect materials rights or property interests of the Lessee, including, without limitation, Lessee's use, title or possession of the Leased Property. Notwithstanding anything contained herein to the contrary,
(i) a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a Claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section with respect to such Claim (and any related Claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (ii) no Tax Indemnitee shall be required to contest any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of the Lessee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either.

          (d) If (i) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by the Lessee pursuant to this Section or (ii) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this Section, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or an amount equal to such reduction in Taxes, as the case may be; PROVIDED, HOWEVER, that no such payment shall be made so long as an Event of Default shall have occurred and be continuing; and provided, further, that the amount payable to the Lessee by any Tax Indemnitee pursuant to this subsection shall not at any time exceed the aggregate amount of all indemnity payments made by the Lessee under this Section to such Tax Indemnitee and all related Tax Indemnitee with respect to the Taxes which gave rise to a credit or refund or with respect to the Tax which gave rise to a reduction in Taxes less the amount of all prior payments made to the Lessee by such Tax Indemnitee and related Tax Indemnitee under this Section. Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this Section and to maximize the amount of any Tax savings available to it. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this subsection shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder.

          (e) Any Tax indemnifiable under this Section shall be paid directly to the applicable taxing authority prior to delinquency if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to this Section shall be made directly to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its Address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

          (f) If the Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section, the Lessee shall, if the Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the Leased Property in the Lessee except to the extent contrary to financial reporting requirements); PROVIDED, HOWEVER, that if the Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, the Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably available to the Lessee.

          (g) At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this Section shall be verified and certified by an independent public accounting firm selected by the Lessee and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in Lessee's favor of 5% or more, the costs of such verification shall be borne by the Lessee. In no event shall the Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification; PROVIDED, HOWEVER, that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

          (h) It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

     SECTION 7.5  INCREASED COSTS, ETC.

          (a)  CHANGES; LEGAL RESTRICTIONS.  Subject to the provisions of
SECTION 8.12, in the event that after the date hereof (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority or (ii) compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (A) does or will subject the Lender to any tax, duty or other charge of any kind which the Lender determines to be applicable to the Operative Documents or the Loans or change the basis of taxation of payments to the Lender of principal, interest, invested amount, yield, fees or any other amount payable hereunder, except for taxes imposed on or measured by the overall net income of the Lender; or

          (B) does or will impose, modify, or hold applicable, in the determination of the Lender, any reserve, special deposit, liquidity ratio, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Loans or to reduce any amount receivable thereunder and the Lender gives the Lessee notice of any of the foregoing and the approximate amount of such cost increase within 120 days after the calendar year in which such increased costs were incurred by the Lender, then, in any such case, the Lessee shall promptly pay to the Lender on an After-Tax Basis, within thirty (30) days after demand made in writing by the Lender to the Lessee, such amount or amounts (based upon an allocation thereof by the Lender to the financing transactions contemplated by the Operative Documents and affected by this Section) as may be reasonably necessary to compensate the Lender for any such additional cost incurred or reduced amount received. The Lender shall deliver to the Lessee a written statement of the costs or reductions claimed and the basis therefor, and the allocation made by the Lender of such costs and reductions shall be conclusive, absent demonstrable error.

          (b) CAPITAL ADEQUACY. Subject to the provisions of SECTION 8.12, if the Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder (including, without limitation, the Loans) to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), then from time to time, within thirty (30) days after demand made in writing by the Lender to the Lessee, the Lessee shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction. The Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection, will give prompt written notice thereof to the Lessee which notice shall show in reasonable detail the basis for calculation of such additional amounts. Such notice shall be conclusive absent demonstrable error.

     SECTION 7.6 END OF TERM INDEMNITY. If at the end of the Lease Term (i) the Lessor elects the option set forth in SECTION 15.6 of the Lease and (ii) after the Lessor receives the sales proceeds from the Leased Property under
SECTION 15.6 or 15.7 of the Lease together with the Lessee's payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then the Lessor or the Lender may obtain, at the Lessee's sole cost and expense, an appraisal report from the Appraiser (or if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Lender, as the case may be) in form and substance satisfactory to the Lessor and the Lender to establish the reason for any decline in value of the Leased Property from that anticipated for such date in the appraisal delivered on the Closing Date. The Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that appraisal report delivered pursuant to the preceding sentence concludes that such decline was due to (i) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace the Leased Property in a manner consistent with reasonable preservation of its value, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the reasonable power of the Lessee to control or effect resulting in the Improvements failing to constitute an office/warehouse and/or light manufacturing facility (excepting in each case ordinary wear and tear), (ii) any Alteration made to, or any rebuilding of, the Leased Property or any part thereof by the Lessee, (iii) any restoration or rebuilding carried out by the Lessee or any condemnation of any portion of the Leased Property pursuant to ARTICLE XI of the Lease (after taking into account any Award in respect thereof) or (iv) any use of the Leased Property or any part thereof by the Lessee other than as permitted pursuant to ARTICLE XVIII of the Lease. The parties hereto acknowledge and agree that the obligation imposed upon the Lessee under this Section arises from a higher standard of maintenance of the Leased Property than that required under ARTICLE XVIII of the Lease and is applicable whether or not the Lessee has failed to comply with any such other obligations under the Operative Documents.

     SECTION 7.7 EXCULPATION. Except for the Lender's obligations to advance the Loans in accordance with the Operative Documents, the Lender has and shall have no liability or obligation whatsoever or howsoever in connection with the construction, completion or management of the Improvements, and the Lender is not obligated to inspect the Improvements;

nor is the Lender liable and under no circumstances whatsoever shall the Lender be or become liable for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Improvements, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or non-performance of any obligation of the Lessor or the Lessee to the Lender or to any other person, firm or entity without limitation; and nothing, including without limitation, any disbursement of proceeds of the Loans or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on the Lender's part. Further, the Lessee shall be solely responsible for all aspects of the Lessee's business and conduct in connection with the construction, completion and management of the Improvements including, but not limited to:

     (a)  The quality and suitability of the Plans and Specifications;

     (b)  Supervision of the work of Construction;

     (c) The qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors and material suppliers and consultants;

     (d) Conformance of the work of Construction and the Improvements to the requirements of all Applicable Laws and public and private restrictions and requirements and to the requirements of this Participation Agreement;

     (e)  The quality and suitability of all materials and workmanship; and

     (f)  The proper application of disbursed proceeds of the Loans.

     The Lender shall have no obligation to supervise, inspect or inform the Lessee, the Lessor or any third party of any aspect of the work or construction of the Improvements or any other matter referred to above. Any inspection or review made by or on behalf of the Lender shall be made for the purpose of determining whether or not the obligations of the Lessee under this Participation Agreement are being properly discharged, and neither the Lessee, the Lessor nor any third party shall be entitled to rely upon any such inspection or review.

     The Lender owes no duty of care to the Lessee, the Lessor or any other Person to protect against or inform the Lessee, the Lessor or any other Person of the existence of negligent, faulty, inadequate or defective design or construction of the Improvements.

     SECTION 7.8 ROLE OF LENDER. Any term or condition hereof or of any of the other Operative Documents to the contrary notwithstanding, the Lender shall not have, and by its execution and acceptance of this Participation Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the Improvements or business and affairs of the Lessee and any term or condition hereof, or of any of the other Operative Documents, permitting the Lender to disburse funds, whether from the proceeds of the Loans or otherwise, or to take or refrain from taking any action with respect to the Lessee or the Improvements shall be deemed to be solely for the benefit of the Lender and may not be relied upon by any other person. Further, the Lender shall not have, has not assumed and by its execution and acceptance of this Participation Agreement hereby expressly disclaims, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Lessee or the Lessor and no term or condition hereof, or of any of the other Operative Documents, shall be construed otherwise.

     SECTION 7.9 LENDER'S BENEFITS. All conditions precedent to the obligation of Lender to make the Loans are imposed hereby solely for the benefit of Lender. No party other than the Lessor may require satisfaction of any such condition precedent. No other party (including the Lessor) shall be entitled to assume that Lender will refuse to advance the proceeds of the Loans in the absence of strict compliance with such conditions precedent.
Any requirement of this Participation Agreement and any requirement of the Loan Agreement may be waived by Lender, in whole or in part, at any time. Any requirement herein or in any other Operative Document of submission of evidence to Lender of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of the Lessee or the Lessor, Lender may at all times independently establish to its satisfaction such existence or non-existence.

     SECTION 7.10 LESSOR'S BENEFITS. All conditions precedent to the obligation of Lessor to make any Contribution Advance are imposed hereby solely for the benefit of Lessor. No party other than the Lender may require satisfaction of any such condition precedent. No party other than the Lender shall be entitled to direct Lessor to refuse to make any Contribution Advance in the absence of strict compliance with such conditions precedent. Any requirement of this Participation Agreement and any requirement of the Loan Agreement may be waived by Lessor, in whole or in part, at any time, subject to Lender's rights under the Assignment of Lease and Rents and the other Operative Documents. Any requirement herein or in any other Operative Document of submission of evidence to Lessor of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of the Lessee or the Lessor, Lender may at all times independently establish to its satisfaction such existence or non-existence.

                                   SECTION 8
                                 MISCELLANEOUS

     SECTION 8.1 SURVIVAL OF AGREEMENTS. The indemnities of the parties provided for in SECTION 7 of this Participation Agreement, shall survive the termination or expiration of this Participation Agreement and any of the other Operative Documents (including, without limitation, the termination of the Lease pursuant to SECTION 15.7 thereof in connection with the Lessee's payment of the Recourse Deficiency Amount), any disposition of any interest of the Lessor, or the Lender in the Leased Property and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. The representations, warranties, covenants and agreements of the parties provided for in the Operative Documents shall not be merged into the Deed.

     SECTION 8.2 NOTICES. Unless otherwise specified herein or in an applicable Operative Document, it shall, for purposes of this Participation Agreement and the other Operative Documents, be sufficient service or giving of any notice, request, complaint, demand, instruction or other instrument or document to any Person, if it is in writing to the Address set forth below. Any notice given by telecopy or facsimile transmission shall be deemed given when sent provided confirmed by a nationally recognized overnight carrier service. Any notice given by mail shall be sent by registered or certified mail, return receipt requested and shall be deemed to have been given when so sent. Any notice sent by any party hereto under the Operative Documents shall also be sent to the other parties to this Participation Agreement. The parties hereto may designate, by notice given to each of the other parties, any further or different addresses than those set forth below to which subsequent notices shall be sent. For purposes of the Operative Documents (but subject to the preceding sentence), the Address of the Lessee, the Lender and the Lessor is as follows:

     (i)   Lessee        STB Systems, Inc.
                         1651 North Glenville
                         Richardson, Texas  75085-0957
                         Attention:     President
                         Facsimile:     (972) 234-1306
                         Telephone:     (972) 234-8750

     (ii)  Lender        Bank One, Texas, N.A.
                         1717 Main Street
                         Dallas, Texas 75201
                         Attention:     Rick Rogers
                         Facsimile:     (214) 290-2305
                         Telephone:     (214) 290-2540

     (iii) Lessor        Asset XVII Holdings Company, L.L.C.
                         c/o JH Management Corporation
                         Room 520
                         One International Place
                         Boston, Massachusetts 02110
                         Attention:     Anne B. Brennan
                         Facsimile:     (617) 951-7050
                         Telephone:     (617) 951-7633


     SECTION 8.3 COUNTERPARTS. This Participation Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Participation Agreement,
(a) the signature pages taken from the separate individually executed counterparts of this Participation Agreement may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature for all purposes. All executed counterparts of this Participation Agreement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

     SECTION 8.4 AMENDMENTS. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to any party thereto except with the prior written consent of such party thereto and, in all cases, the Lender and the Lessee. If and to the extent that this Participation Agreement, the Loan Agreement, the Notes, the Lease, the Assignment of Lease and Rents or the Mortgage constitutes an amendment, supplement, termination, waiver or other modification to any Operative Document, each of the parties hereto, by its execution of this Participation Agreement, shall be deemed to have given its written consent to such amendment supplement, termination, waiver or other modification.

     SECTION 8.5 HEADINGS, ETC. The Table of Contents and headings of the various Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     SECTION 8.6 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto, their successors and their permitted assigns.

     SECTION 8.7 GOVERNING LAW. THIS PARTICIPATION AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     SECTION 8.8 NO RECOURSE. No recourse shall be had for any claims under this Participation Agreement against any incorporator, shareholder, officer, manager, member or director, past, present or future, of Lessor or of any successor or of Lessor's constituent members or other affiliates or of JH Management Corporation, or against JH Management Corporation, either directly or through Lessor or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released.

     SECTION 8.9  EXPENSES.

          (a) EXPENSES OF LESSOR AND LENDER. The reasonable fees, expenses and disbursements (including reasonable counsel fees) of the Lessor and the Lender in connection with the Operative Documents incurred from and after the Closing Date (including all costs associated with the release and termination of the Operative Documents in accordance with the terms thereof) shall be paid by the Lessee as Supplemental Rent upon demand therefor by the Lessor or the Lender.

          (b) AMENDMENTS AND SUPPLEMENTS. The Lessee agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Lessor and the Lender in connection with the successful amendment or supplementing of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Lessor and the Lender).

     SECTION 8.10 SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.11 SUBMISSION TO JURISDICTION; WAIVERS. Each party hereto hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas and appellate courts from any thereof, (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in SECTION 8.2 or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 8.2 and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG OR BETWEEN THE PARTIES HERETO ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES IN CONNECTION WITH THIS PARTICIPATION AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE LENDER'S ABILITY TO PURSUE ANY REMEDIES CONTAINED IN THIS PARTICIPATION AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT RELATED HERETO.

     SECTION 8.12 LIMITATION ON INTEREST. Any provision to the contrary contained in this Participation Agreement or in any of the other Operative Documents notwithstanding, it is expressly provided that in no case or event shall the aggregate of (i) all interest payable by the Lessee or the Lessor and (ii) the aggregate of any other amounts accrued or paid pursuant to this Participation Agreement or any of the other Operative Documents, which under applicable laws are or may be deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received. In this connection, it is expressly stipulated and agreed that it is the intent of the Lessee, the Lessor and the Lender to contract in strict compliance with the applicable usury laws of the State of Texas and of the United States (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Participation Agreement or any of the other Operative Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum contract interest rate permitted to be contracted for, charged or received by the applicable laws of the United States or the State of Texas (whichever permit the higher rate of interest). The Lessee, the Lessor and the other parties now or hereafter becoming liable for payment of any indebtedness under this Participation Agreement or any other Operative Documents shall never be liable for interest in excess of the maximum rate that may be lawfully contracted for or charged under the laws of the State of Texas and of the United States (whichever permit the higher rate of interest). If under any circumstances the aggregate amounts paid include amounts which by law are deemed interest which would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, the parties stipulate that such amounts will be deemed to have been paid as a result of an error on the part of the parties, and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund the amount of such excess or at the Lender's option, credit such excess against any unpaid principal balance owing. To the maximum extent permitted by applicable law, all amounts contracted for, charged or received for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan. The provisions of this SECTION 8.12 shall control all of the Operative Documents.

     SECTION 8.13  REPRODUCTION OF DOCUMENTS.   The parties hereto agree and
stipulate that, to the extent permitted by applicable law, any reproduction of this Participation Agreement or other Operative Documents (except the Note) shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 8.13 shall not prohibit the Lender or party hereto from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     SECTION 8.14 WAIVER OF CONSUMER RIGHTS. Each of the parties hereto does hereby represent and warrant with and to each of the other parties hereto that (a) it is not in a significantly disparate bargaining position,
(b) it is represented by legal counsel in seeking or acquiring goods or services and such legal counsel was not directly nor indirectly identified, suggested or selected by another party hereto, (c) it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction, including the transaction evidenced by the Operative Documents, and (d) the Operative Documents are not a result of any disparity in bargaining position among the Lessee, the Lessor and the Lender and were negotiated on an arms-length basis and represent the bargained-for agreement of parties. EACH PARTY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, IT VOLUNTARILY CONSENTS TO THIS WAIVER.



                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                              STB SYSTEMS, INC., as Lessee


                              By: /s/ James L. Hopkins
                                 --------------------------------------
                              Name:   James L. Hopkins
                                   ------------------------------------
                              Title:  Vice President, Chief Financial Officer
                                    -----------------------------------

                              ASSET XVII HOLDINGS COMPANY, L.L.C., as
                              Lessor

                              By   Asset Holdings Corporation I, a
                                   Delaware corporation, its managing
                                   member

                                   By:  /s/ Illegible
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         ------------------------------

                              BANK ONE, TEXAS, N.A., as Lender

                              By: /s/ Illegible
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

                                      APPENDIX I
                                          TO
                               PARTICIPATION AGREEMENT
                  LEASE AND DEVELOPMENT AGREEMENT AND LOAN AGREEMENT
                  --------------------------------------------------

                            DEFINITIONS AND INTERPRETATION

                                 [See separate text]

                                     APPENDIX II
                             FORM OF FUNDING REQUISITION
                             ---------------------------

                                        [Date]



Bank One, Texas, N.A.
1717 Main Street
Dallas, Texas 75201
Attention:  Rick Rogers

Asset XVII Holdings Company, L.L.C.
c/o JH Management Corporation
Room 520
One International Place
Boston, Massachusetts  02110
Attn:  Anne Brennan

     Re: Request for Loan Advances and a Contribution Advance under that certain Participation Agreement, dated as of November 14, 1997 (the "Participation Agreement"), by and among Asset XVII Holdings Company, L.L.C., as Lessor (the "Lessor"), STB Systems, Inc., as Lessee (the "Lessee"), and Bank One, Texas, N.A. as Lender (the "Lender")

     I, [Name], [Officer] of the Lessee, [or its agent], acting for the Lessee and as agent for the Lessor pursuant to the Participation Agreement, submit this irrevocable Funding Requisition and certify, on behalf of the Lessee, the following (all terms not defined herein shall have the meanings given in the Participation Agreement):

          1. The total amount of the Development Costs for which a Funding is hereby requested is ___________ Dollars ($________). The Lender and the Lessor are each hereby requested to make on the Funding Date of __________ [at least 3 Business Days after the submission date] a Loan Advance or Contribution Advance, as applicable (subject to the satisfaction or waiver of all conditions precedent thereto), which in the aggregate total the amount of the Funding set forth in the first sentence of this paragraph and allocated in accordance with the Participation Agreement, in the manner herein described.

          2. The Funding relates to the Leased Property in the following amounts.

     Loan A                   Loan B                   Contribution
     ------                   ------                   ------------

     $                        $                        $
      -------------------      ----------------------   ----------------------


          3. The Lessee certifies that all conditions precedent to the requested Funding contained in the Operative Documents have been satisfied, or waived by Lender.

          4. The Lessee acknowledges that the [Base Rate][Applicable LIBOR Rate] shall apply to the requested Funding for the Loans. [For LIBOR Fundings] The duration of the Interest Period applicable to the Loan Advance and the Contribution Advance requested hereby shall be one month. [For Base Rate Fundings] The Lessee acknowledges that the Base Rate shall apply until the next Loan Payment Date which is more than 3 Business Days after the submission of this Funding Requisition, and unless the Lessee shall otherwise request, the Applicable LIBOR Rate shall apply thereto, and the Funding Date for the Contribution Advance requested herein shall be the next Loan Payment Date which is more than 3 Business Days after the submission of this Funding Requisition.

          5. The proceeds of the Funding requested herein shall be used solely to pay Development Costs.

          6. [This Funding Requisition is submitted pursuant to Section 2.2(c) of the Participation Agreement and is in respect of interest and Contribution Return] OR [No part of the Development Costs paid with the funds advanced under any previous Funding Requisition is a basis for this Funding Requisition, and none of the Development Costs which are the subject of this Funding Requisition was included in any prior Funding Requisition or is in respect of interest on the Notes.

          7. Attached to this Funding Requisition is a copy of each invoice, purchase order, receipt or other such document (the "INVOICES") for Development Costs, which, individually, is in an amount in excess of $100,000, which Invoices will be, or have been, paid with the proceeds of this Funding, or, as applicable, the previous Fundings.

          8. Construction of all Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications therefor, and in compliance with Applicable Law.

          9. There has been no material change in the estimated time of completion of construction of the Improvements and the Lessee has no reason to believe that (i) the Completion

Date cannot be achieved by the Completion Deadline or (ii) the Total Development Costs of the Construction of the Improvements will exceed the Total Commitments.

          10. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or, to the knowledge of the Lessee, threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, the Land, the Improvement or the construction or operation thereof or any transaction contemplated hereby or by any other Operative Document or the ability of the Lessee to perform its obligations hereunder or thereunder or, to the Lessee's knowledge, the Lessor's interest in the Improvements and the Land.

          11. All amounts previously advanced pursuant to previous Funding Requisitions were or will be paid to the parties entitled thereto as specified in such Funding Requisitions.

          12. All proceeds of the Loans and the Contribution have been applied solely to Development Costs as required under the Operative Documents.

          13. [Except as set forth in this item 13,] all conditions precedent to the Funding requested herein set forth in the Participation Agreement (as defined below) have been satisfied: [identify unfulfilled conditions, the actions being taken by the Lessee to satisfy such conditions and the date(s) by which the Lessee plans to satisfy such conditions].

          14. All of the representations and warranties of the Lessee set forth in the Operative Documents are true and correct on and as of the date hereof or, as applicable, on and as of the date specified in such representation and warranty. The Lessee is in compliance with all of its obligations under the Operative Documents and there exists no Event of Default under the Operative Documents.

          15. The name, address and wire instructions for the disbursement of the requested Advance is set forth in the attachment hereto, and the Lender is hereby requested to make such disbursement of the Advance on the date set forth above in accordance with said attachment.

                                       Very truly yours,

                                       STB SYSTEMS, INC.
                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                      EXHIBIT K
                                      ---------

                               ARCHITECT'S CERTIFICATE

     Pursuant to Section 3.1(a)(xxiv) of the Participation Agreement, ________________ ______________, a _______________ ______________ (the
"Company") DOES HEREBY CERTIFY to ASSET XVII HOLDINGS COMPANY, L.L.C. and BANK ONE, TEXAS, N.A., as follows:

1. The Company has served as architect in connection with the preparation of, and has prepared (or will prepare) architectural plans and specifications (collectively, the "Plans and Specifications") for a project consisting of the construction of a warehouse and distribution facility of approximately _________ gross square feet (the "Intended Use") located on approximately
     ______ acres of currently unimproved land (the "Property") more particularly described on EXHIBIT A attached hereto and incorporated herein by reference (the "Project"). The Company has performed or will perform all related architectural design work in connection with the development of the Project pursuant to that certain contract dated _______________ by and between the Company and STB Systems, Inc., a copy of which is attached hereto as EXHIBIT B (the "Contract") Pursuant to the Contract, the Company will act as the supervising architect during the development of the Project.

 .    The Plans and Specifications provide (or will provide) for the construction referred to above which, when completed in conformity with the Plans and Specifications, will comply in all material respects with the requirements of all applicable laws of governmental authorities having jurisdiction thereof including, without limitation, The Americans with Disabilities Act of 1990 (and applicable regulations thereunder), environmental laws, erosion control laws, zoning and subdivision ordinances, land use and development laws, as well as applicable codes and regulations of municipal and city authorities. As of the date hereof, all permits required by any applicable governmental authority, will be issued or available for issuance in order to permit the development and construction of the Project in a timely manner. There are no facts or issues outstanding with respect to the construction of the Project in accordance with the Plans and Specifications which would cause any material delay or otherwise impair the issuance of all applicable permits for the construction of the Project in a timely manner or which would materially impair or delay construction of the Project in a timely manner.

3. The Plans and Specifications have been (or will be) prepared in accordance with the standards of sound architectural practice and same will specify that only new materials will be utilized. Upon completion in accordance with the Plans and Specifications, the Project will be of sound structure, free of defects, adequately constructed for its Intended Use and with its mechanical plan in working order.

4. It is our opinion that, upon completion of the Project in conformity with the Plans and Specifications, all applicable permits, licenses and certificates of occupancy to permit the use and operation of the Project for its Intended Use will be obtainable.

5. The construction of the Project in accordance with the Plans and Specifications will not affect any "wetlands" located on the Property, as such term is defined in Section 328.3 of Title 33 of the Code of Federal Regulations.

6.   The Plans and Specifications require the following utilities:

          (a)  electricity
          (b)  telephone
          (c)  water
          (d)  sewer
          (e)  natural gas

7. We have confirmed that all such utilities are available to the boundaries of the Project in proper location and in sufficient capacity to adequately serve the Project upon completion of the construction in accordance with the Plans and Specifications and that satisfactory commitments for connection to and service of the Project have been obtained and that such commitments for such utilities will not have expired at the time the Project is completed.

8. The Plans and Specifications and Project comply with all applicable requirements for parking and building setback lines. There is ingress and egress to the Project from ______________________ which has been dedicated to public use and accepted for maintenance by the
     __________________________.

9. The Survey prepared by _________________ dated ____________ and last revised ____________, has been reviewed and based on said survey and a review of the site, there are no structures or utility lines on the site of the Project which will materially interfere with the construction of improvements at the site of the Project.

10. Upon completion of the Project in accordance with the Plans and Specifications, the Project will comply with all lot area, height, floor area and bulk, front, rear and side yard setbacks, and parking requirements of all zoning ordinances and all other requirements of applicable governmental authorities which apply to the Project, standing alone, separate and distinct from any adjacent or contiguous parcel. Such compliance is in no way dependent upon the common ownership of the Project with any other property, and the land upon which the project will be developed has been lawfully subdivided as a separate parcel.

11. Upon completion of the Project in accordance with the Plans and Specifications, satisfactory methods of vehicular and pedestrian access to, and egress from, the Project and adjoining or nearby public ways will be available, sufficient to meet the reasonable needs of the Project's Intended Use and all applicable requirements of public authorities. Design conditions are such that no drainage of surface or other water across the property of others, or over the site of the Project from land of others, is called for or indicated by the Plans and Specifications or required for the Project.

12. To the undersigned's best knowledge, neither the Project nor the site of the Project contain or incorporate any asbestos, PCB's, ureaformaldehyde, radioactive material, or other toxic or hazardous wastes, materials or product, as defined in federal, state or local laws and regulations.



                                                 ------------------------------

                                      SCHEDULE I

                                         NONE

                                     SCHEDULE II

                                         NONE

                                     SCHEDULE III


                            FINANCIAL COVENANTS OF LESSEE


     (a) The Lessee shall not permit the ratio of Current Assets to Current Liabilities as determined as of the last day of any fiscal quarter to be less than 0.80 to 1.00.

     (b) The Lessee shall not permit Tangible Net Worth, as determined as of the last day of any fiscal quarter, to be less than the sum of (i) $30,000,000 plus (ii) an amount equal to 70% of the Net Income for each fiscal quarter from and including the fiscal quarter beginning April 30, 1997 (provided that any net loss for any fiscal quarter shall be excluded from such calculation).

     (c) The Lessee shall not permit the ratio of Total Liabilities to Tangible Net Worth, as determined as of the last day of any fiscal quarter, to be less than (i) 1.75 to 1.00 prior to the issuance after the date hereof of at least $20,000,000 of further shares of the Lessee, and (ii) 1.00 to 1.00, thereafter.

     (d) The Lessee shall not permit the Fixed Charge Coverage Ratio as determined as of the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.75 to 1.00.

DEFINITIONS. Capitalized terms used in this Schedule 1 shall have the meanings given them below and in Exhibit A to the Participation Agreement.

     "Capital Expenditures" means the consolidated capital expenditures of the Lessee and its Subsidiaries, as defined in accordance with GAAP, other than those made subject to purchase money security interests or the equivalent thereof.

     "Capitalized Lease Obligation" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Lessee or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with GAAP.

     "Current Assets" means the consolidated current assets (other than inventory) of the Lessee and it Subsidiaries, determined in accordance with GAAP.

     "Current Liabilities" means the consolidated current liabilities of the Lessee and its Subsidiaries, determined in accordance with GAAP (except that Current Liabilities shall include all indebtedness of the Lessee pursuant to that certain Credit Agreement between Lessee and Lender or any replacement or substitute therefor).

     "Debt" means with respect to the Lessee or any Subsidiary thereof and as of any date of its determination, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (c) obligations of such Person as lessee under Capitalized Lease Obligations, (d) obligations of such Person to pay the deferred purchase price of property or services, (e) obligations of such Person under or relating to letters of credit, guaranties, note purchase agreements, investment agreements, and other obligations of such Person which support the repayment of the types of indebtedness and obligations of others referred to in parts (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in parts (a) through (e) of this definition secured by any Lien on or in respect of any property of such Person, all as determined in accordance with GAAP. For the purposes of determining the amount of any Debt, the amount of the Debt described in part (e) of the definition of Debt shall be valued at the full amount of the contingent liability thereunder and the amount of any Debt described in part (f) shall be valued at the lesser of the amount of the Debt secured or the value of the property securing such Debt.

     "Depreciation and Amortization" means, for any period, the consolidated depreciation or amortization charged in such period in respect of the assets of the Lessee and its Subsidiaries (and not including any amounts attributable to repayment of Debt), all as determined in accordance with GAAP.

     "Dividends" means, for the Lessee and its Subsidiaries, the amounts of cash or stock dividends, and any other distributions in respect of profits of such Persons (exclusive of intercompany dividends which would be eliminated upon preparation of consolidated financial statements), all as determined in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, for any fiscal quarter, the ratio between (i) Net Income (excluding any extraordinary or non-recurring gains or losses and net gains and net losses resulting from the sale of any capital assets other than in the ordinary course of business) for such period, minus Dividends, plus all amounts deducted in the calculation of Net Income on account of (A) Interest Charges, (B) Taxes imposed or measured by income or excess profits (but only to the extent such Taxes were not actually paid during such period), (C) Depreciation and Amortization, and (D) Lease Expense, and (ii) the sum of Lease Expense, Interest Charges, Principal Payments and Capital Expenditures.

     "Intangible Assets" means, with respect to the Lessee and its Subsidiaries and as of any date of its determination, the goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of share acquired over book value of related assets, and such other assets of such Persons as are properly classified as "intangible assets" in accordance with GAAP (except that capitalized research and development shall not be included in the determination of Intangible Assets).

     "Interest Charges" means, for any period, the consolidated interest expense incurred by the Lessee and its Subsidiaries (including amortization of debt discount and expense and imputed interest on Capitalized Lease Obligations), all as determined in accordance with GAAP.

     "Lease Expense" means, for any period, the consolidated amounts paid by the Lessee and its Subsidiaries as rent for rental payments under any operating lease of real property and its improvements, as determined in accordance with GAAP, pursuant to which lease the Lessee or any such Subsidiary thereof is treated as the owner of such property and its improvements for federal income tax purposes.

     "Net Income" means, for any period, consolidated net income of the Lessee and its Subsidiaries, as determined in accordance with GAAP.

     "Net Worth" means, as of any date of its determination, the excess of the consolidated assets of the Lessee and its Subsidiaries over the sum of the liabilities of the Lessee and its Subsidiaries and the minority interests of such Persons, all as determined in accordance with GAAP.

     "Principal Payments" means, for any period, the consolidated scheduled principal payments with respect to Debt of the Lessee and its Subsidiaries during such period, all as determined in accordance with GAAP.

     "Tangible Net Worth" means Net Worth less Intangible Assets.

     "Total Liabilities" means the consolidated liabilities of the Lessee and its Subsidiaries, determined in accordance with GAAP.

                                      APPENDIX I
                                          TO
                          PARTICIPATION AGREEMENT, LEASE AND
                       DEVELOPMENT AGREEMENT AND LOAN AGREEMENT
                       ----------------------------------------

                            DEFINITIONS AND INTERPRETATION

     A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears, (i) the singular number includes the plural number and vice versa, (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, (iii) reference to any gender includes each other gender, (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor, (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof, (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term, (ix) "or" is not exclusive and (x) relative to the determination of any period of time, "from" means "from and including", "to" means "to but not including" and "through" means "to and including".

     B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

     D. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

     "ACCELERATION" means the automatic acceleration of Lessee's obligation to purchase Lessor's interest in the Leased Property pursuant to the provisions of
SECTION 15.3 of the Lease.

     "ACCOUNT CONTROL AGREEMENT" means that certain Account Control Agreement of even date with the Participation Agreement between the Lessee, the Lender and Banc One Investment Advisors, Inc. relating to the Securities Account.

     "ADDRESS" means, with respect to any Person, such Person's address set forth in SECTION 8.2 of the Participation Agreement or such other address as such Person shall have identified to the parties to the Participation Agreement in writing.

     "ADJUSTED LIBOR RATE" means the rate per annum equal to the quotient obtained by dividing the LIBOR Rate by the percentage obtained by subtracting from 100% the applicable LIBOR Reserve Percentage on the date of calculation.

     "ADVANCE" means a Loan Advance or Contribution Advance.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "CONTROL" (including the correlative meanings of the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

     "AFTER-TAX BASIS" means (i) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any Tax credits, refunds, deductions or reductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the Indemnitee is being indemnified) actually imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (ii) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or a Tax Indemnitee on an after-tax basis, it shall be assumed that federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and that such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (ii) of this definition.

     "ALTERATIONS" means the construction or installation of non-trade fixtures, alterations, improvements, modifications and additions to the Leased Property including without limitation, any repair or restoration pursuant to ARTICLE XI of the Lease or otherwise.

     "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

     "APPLICABLE LIBOR RATE" means (i) with respect to Note A, a rate per annum equal at all times during each respective Interest Period to the sum of the Adjusted LIBOR Rate plus 1.75% per annum, and (ii) with respect to Note B, a rate per annum equal at all times during each respective Interest Period to the sum of the Adjusted LIBOR Rate plus 5.75% per annum.

     "APPLICABLE RATE" shall mean, for each Interest Period, (i) with respect to the Notes, the Applicable LIBOR Rate, and (ii) with respect to the Contribution, the Contribution Return Rate; PROVIDED, HOWEVER, that from and after the Effective Date, the Applicable Rate shall be the Fixed Rate.

     "APPRAISED VALUE" is defined in SECTION 3.2(a)(v) of the Participation Agreement.

     "APPROVED BUDGET" means the written budget setting forth the estimated Development Costs for the Construction of Improvements, prepared in cost breakdown form, the accuracy of which shall be certified by Lessee, the Architect and the General Contractor in the certificate to be delivered pursuant to SECTION 3.1(a)(xxiii) of the Participation Agreement, all in form and substance satisfactory to Lender.

     "ARCHITECT" means HKS, Inc. and any Person licensed to perform architectural services in the State approved by the Lender.

     "ASSIGNMENT OF LEASE AND RENTS" means the Assignment of Lease and Rents dated as of November 14, 1997 from the Lessor to the Lender, together with any other amendments or supplements thereto.

     "AWARDS" means any award or payment received by or payable to the Lender, the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment as permitted or required by the Operative Documents).

     "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

     "BASE RATE" means the rate of interest published or announced from time to time by the Lender as its base rate, which rate may not necessarily represent the lowest or best rate actually charged to any customer. Any rate of interest hereunder which is calculated using the Base Rate shall change automatically and immediately as and when the Base Rate shall change without notice to the Lessor or the Lessee, and any notice of such change in the Base Rate to which the Lessor or the Lessee may otherwise be entitled is hereby waived, and any such change shall not alter any of the terms and conditions of the Participation Agreement, the Loan Agreement or the Operative Documents.

     "BASE RATE LOAN" means any portion of the principal amount of the Notes as to which the applicable interest rate is the Base Rate.

     "BASIC RENT" means the sum of the Scheduled Rent, if any, the Facility Rent and the Index Rent payable on each Rent Payment Date, as provided in SECTION 4.1 of the Lease.

     "BREAKAGE COSTS" shall mean, with respect to any LIBOR Rate Loans, any amounts required to compensate the Lender for any actual additional losses, costs or expenses which it may reasonably incur as a result of (i) any payment of principal on the Notes on a date other than the last day of the Interest Period relating thereto that the Lender would not incur with respect to a Base Rate Loan, or (ii) a failure to effect a Loan Advance on a Funding Date, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender from third parties and that the Lender would not incur with respect to a Base Rate Loan.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are required or authorized by law or custom to be closed for business in Dallas, Texas; PROVIDED, HOWEVER, that the term "Business Day" shall also exclude any day on which commercial banks are not open for international business (including dealings in U.S. dollar deposits) in the London interbank market.

     "CASUALTY" means an event of damage or casualty relating to all or part of the Leased Property which does not constitute an Event of Loss.

     "CLAIMS" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

     "CLOSING DATE" means November 24, 1997.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL REQUIREMENT" shall mean (i) prior to the delivery of the appraisal pursuant to Section 3.2(a)(v) of the Participation Agreement, an amount equal to 10% of the Total Commitments, and (ii) thereafter, the lesser of
(A) 10% of the Total Commitments and (B) the greater of (1) 20% of the Total Commitments and (2) an amount equal to the Total

Commitments minus 80% of the Appraised Value; PROVIDED, HOWEVER, that the Collateral Requirement shall be reduced by the aggregate amount of principal payments of the Loans and repayments of the Contribution by the Lessor permitted or required to be made under the Operative Documents (except as a result of a Casualty or Condemnation).

     "COMPLETION DATE" means the first Loan Payment Date on which the conditions specified in SECTION 3.3 of the Participation Agreement shall have been satisfied.

     "COMPLETION DEADLINE" means November 1, 1998, subject to extension by Construction Force Majeure Events.

     "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain, or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

     "CONSTRUCTION" means the development and construction of the Improvements pursuant to the Plans and Specifications.

     "CONSTRUCTION CONDITIONS" means those conditions set forth in Section 3.3 of the Participation Agreement.

     "CONSTRUCTION CONTRACT" means any agreement for the Construction of the Improvements now existing or subsequently entered into between the Lessee and the General Contractor.

     "CONSTRUCTION FORCE MAJEURE EVENT" means: (i) an act of God arising after the Closing Date, (ii) any cause, circumstance or event arising after the Closing Date and not reasonably within the control of the Lessee or (iii) any change in any state or local law, regulation or other legal requirement arising after the Closing Date and relating to the use of the Land or the Construction of the Improvements which prevents the Lessee from completing the Construction prior to the Completion Deadline and which could not have been avoided or which cannot be remedied by the Lessee through the exercise of all commercially reasonable efforts or the reasonable expenditure of funds and, in the case of clauses (i) and (ii) of this definition, the existence or potentiality of which was not known to and could not have been discovered prior to the Closing Date through the exercise of reasonable due diligence by the Lessee.

     "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

     "CONTRIBUTION" means, at any time, the aggregate amount of Contribution Advances the Lessor (i) has made pursuant to SECTION 2.2(b) of the Participation Agreement and (ii) is deemed to have made pursuant to SECTION 2.2(d) of the Participation Agreement, not to exceed in the aggregate the Equity Commitment.

     "CONTRIBUTION ADVANCE" means each amount on account of the Contribution made by the Lessor (whether directly or by any of its members on its behalf) to the Lessee for the payment of Development Costs pursuant to SECTION 2.2(b) of the Participation Agreement, plus each amount which the Lessor shall have been deemed to have advanced with respect to Contribution Return pursuant to SECTION
2.2 (d) of the Participation Agreement.

     "CONTRIBUTION RETURN" means, as of any date of calculation, with respect to the aggregate amount of the Contribution, a pre-tax cumulative return on the balance of the Contribution outstanding from time to time, computed at a per annum rate equal to (i) during any period when a LIBOR Rate Loan is outstanding, the sum of the Adjusted LIBOR Rate for such Interest Period plus 9.10% per annum; (ii) during any period when either (A) 100% of the principal balance of Loan B is a Base Rate Loan, or (B) the Base Rate applies as a result of any circumstance described in SECTION 2.4 (f) of the Loan Agreement, the Base Rate; or (iii) during any period when an Event of Default shall have occurred and remain uncured (other than an Event of Default resulting solely from a Loan Event of Default not caused by the acts or omissions of Lessee), the Overdue Rate; PROVIDED, HOWEVER, that in none of the foregoing cases shall the applicable foregoing rate exceed the highest rate permitted by Applicable Law. During the period from the first Funding Date on which a Contribution Advance shall be made to the Completion Date, Contribution Return shall be compounded on each Loan Payment Date as a result of a Contribution Advance to be deemed made pursuant to SECTION 2.2 (d) of the Participation Agreement. After the Completion Date, Contribution Return shall be payable on each Loan Payment Date from the proceeds of the Facility Rent payable by the Lessee on each such date and any amount of Contribution Return not so paid when due will bear interest at the Overdue Rate until paid in full (whether after or before judgment).

     "CONTRIBUTION RETURN RATE" means a rate per annum equal at all times during each respective Interest Period to the sum of the Adjusted LIBOR Rate plus 9.10% per annum.

     "DEED" means the special warranty deed pursuant to which Lessor shall acquire title to the Land.

     "DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

     "DEVELOPMENT COSTS" is defined in SECTION 2.6 of the Participation
Agreement.

     "EFFECTIVE DATE" means the date on which the Fixed Rate shall apply to the Loans and the Contribution.

     "ENVIRONMENTAL LAWS" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste

Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

     "EQUITY COMMITMENT" means $684,000, being the maximum amount of the Contribution which Lessor has committed to make under the Participation Agreement.

     "EQUITY RATIO" means 3.00%.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

     "ESTIMATED DEVELOPMENT COSTS" means the amount of Development Costs to be incurred by or on behalf of Lessor to pay the purchase price and any related costs of acquisition of the Land and to pay costs of Construction of Improvements thereto, all as estimated by the Lessee in the certificate to be delivered pursuant to SECTION 3.1(a)(xxiii) of the Participation Agreement and approved by the Lender.

     "EVENT OF DEFAULT" means any event or condition designated as an "Event of Default" in Article XIII of the Lease.

     "EVENT OF LOSS" is defined in SECTION 11.1 of the Lease.

     "EVENT OF TAKING" is defined in SECTION 11.2 of the Lease.

     "FACILITATION AGREEMENT" is defined in SECTION 4.2 of the Lease.

     "FACILITATION FEE" means the amount specified as the Facilitation Fee to be paid by the Lessee to the Lessor as set forth in SECTION 4.2 of the Lease and in the Facilitation Agreement.

     "FACILITY RENT" means amounts payable as Facility Rent as specified in
SECTION 4.1 of the Lease.

     "FAIR MARKET RENTAL VALUE" means, with respect to the Leased Property, the fair market rental value as determined by an independent appraiser chosen by the Lessor (and reasonably acceptable to the Lessee and the Lender) that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease and neither of which is related to the Lessor or the Lessee for the lease of the Leased Property on the terms set forth, or referred to, in the Lease.
Such fair market rental value shall be calculated as the value for the use of the Leased Property to be leased in place at the Land assuming, in the determination of such fair market rental value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of SECTION 14.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

     "FAIR MARKET SALES VALUE" means, with respect to the Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessee (and reasonably acceptable to the Lender) that would be obtained in an arms-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the Lessee, for the purchase of the Leased Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of SECTION 14.1 of the Lease and except as otherwise specifically provided in the Lease, or the Participation Agreement, in which case this assumption shall not be made).

     "FINAL RENT PAYMENT DATE" is defined in SECTION 14.1 (e) of the Lease.

     "FINANCIAL ADVISOR" means Banc One Capital Corporation, Columbus, Ohio, or such other Person as selected by the Lender and reasonably acceptable to the Lessee.

     "FISCAL YEAR" means the fiscal year of the Lessee, which shall be the twelve (12) monthly accounting periods ending on the last calendar day of September or such other period as the Lessee may designate and the Lender may approve in writing.

     "FIXED RATE" means, as of the time of determination in accordance with an election made by the Lessee pursuant to the Loan Agreement, the per annum rate of interest equal to the sum of the interest rate then-prevailing on United States Treasury Securities with a maturity closest in duration to the period between the Effective Date and the Scheduled Termination Date, as determined by the Lender (which determination shall be conclusive in the absence of manifest error) plus, 250 basis points in respect of Note A, 375 basis points in respect of Note B and 900 basis points in respect of the Contribution.

     "FIXED RATE LOANS" shall mean Loan A and Loan B following the Effective
Date.

      "FUNDING" has the meaning specified in SECTION 2.2 of the Participation Agreement.

     "FUNDING DATE" has the meaning specified in SECTION 2.2 of the Participation Agreement.

     "FUNDING REQUISITION" has the meaning specified in SECTION 2.2 of the Participation Agreement.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "GENERAL CONTRACTOR" means the general contractor under the Construction Contract as selected by the Lessee.

     "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all siting, building, environmental and operating permits and licenses that are required for the acquisition, construction, use, occupancy, zoning and operation of the Leased Property.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof.

     "GUARANTY" means that certain Limited Guaranty dated of even date herewith from the Lessee in favor of the Lessor.

     "INVESTMENT PROPERTY SECURITY AGREEMENT" means that certain Investment Property Security Agreement dated of even date wit the Participation Agreement between the Lessee and the Lender relating to the Securities Account.

     "HAZARDOUS MATERIAL" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of Wisconsin or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

     "IMPROVEMENTS" means the buildings, structures and improvements described on APPENDIX II of the Lease located on the Land, along with all fixtures used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the buildings, all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in all the above cases excluding trade fixtures and any personal property owned by the Lessee).

     "INDEMNITEE" means the Lender and the Lessor, and their respective successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its constituent members, its managers, and their respective officers, employees, directors, agents, incorporators and stockholders); PROVIDED, HOWEVER, that in no event shall the Lessee be an Indemnitee.

     "INDEMNITEE GROUP" means the respective employees, officers, directors and agents of the Lender, the Lessor and JH Management Corporation (and, in the case of the Lessor, also including its constituent members and their respective officers, employees, directors, agents, incorporators and stockholders), as applicable; PROVIDED, HOWEVER, that in no event shall the Lessee be a member of an Indemnitee Group.

     "INDEMNIFIED CLAIMS" is defined in SECTION 7.3 of the Participation Agreement.

     "INDEX RENT" means an amount equal to all interest accrued and unpaid on the Loans as of each Rent Payment Date on which Basic Rent shall be due and payable.

     "INITIAL LOAN ADVANCE" means the Loan A Advance made by the Lender pursuant to the Loan Agreement on the Closing Date.

     "INTANGIBLE ASSETS" means, with respect to any Person and as of any date of its determination, the goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of share acquired over book value of related assets, and such other assets of such Person as are properly classified as "intangible assets" in accordance with GAAP.

     "INTEREST PERIOD" means, during any period as to which the Applicable LIBOR Rate applies, the one-month period commencing on the Closing Date and, thereafter with respect to the continuation thereof, each succeeding one-month period commencing on the last day of the immediately preceding Interest Period.

     "INTEREST SETTING DATE" means, with respect to any Interest Period, the date which is three (3) Business Days before the first day of such Interest Period; PROVIDED, HOWEVER, that with respect to any period for which the interest rate is determined by reference to the Base Rate, the date specified by the Lender as the first day that either such rate is to apply.

     "LAND" means the land described in APPENDIX II to the Lease.

     "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority or any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

     "LEASE" means the Lease and Development Agreement, dated as of November 14, 1997 between the Lessor and the Lessee, together with any amendments or supplements thereto.

     "LEASE BALANCE" means, as of any date of determination, an amount equal to the sum of (i) the principal of the Loans then outstanding, any premium applicable to the prepayment thereof, all accrued and unpaid interest on the Loans; PROVIDED THAT (A) the payment of the Lease Balance pursuant to the provisions of the Lease at any time shall satisfy any remaining obligation for the payment of Basic Rent, and (B) in the event that, as a result of a Loan Event of Default which is not related to the occurrence of an Event of Default or Potential Event of Default, the outstanding principal of, and accrued interest on, the Loans becomes (automatically or as a result of the Lender's exercise of its remedies under the Operative Documents) immediately due and payable and no Event of Default or Potential Event of Default has occurred and is then continuing, the Lessee shall not be responsible for the payment of (and such amounts shall not be deemed to be Basic Rent or Supplemental Rent or included in the Lease Balance for any purpose) the following costs and charges which may become payable as a result of the Loan Event of Default: (I) any additional interest payable as a result of the application of the Overdue Rate pursuant to the provisions of SECTION 2.6 of the Loan Agreement, (II) any late charges payable under the provisions of SECTION 2.8 of the Loan Agreement, or
(III) any other costs and expenses of the Lender incurred by the Lender in the collection or enforcement of the Notes and any other obligations of the Lessor to the Lender under the Loan Agreement, and (ii) so long as no Loan Event of Default not accompanied by an Event of Default shall have occurred and be continuing, the outstanding balance of the Contribution, all accrued and unpaid Contribution Return (prorated to the date of payment) and, (iii) without duplication, all other amounts owing by the Lessee to the Lender or the Lessor under the Operative Documents.

     "LEASE EXPENSE" means, for any period, the amounts paid by the Lessee or any Subsidiary thereof as rent for rental payments under any operating lease of real property and its improvements, as determined in accordance with GAAP, pursuant to which lease the Lessee or any Subsidiary thereof is treated as the owner of such property and its improvements for federal income tax purposes.

     "LEASE TERM" means (i) the period commencing on the Closing Date, and ending on the Scheduled Termination Date or (ii) such shorter period as may result from earlier termination of the Lease as provided therein.

     "LEASE TERMINATION DATE" means the Scheduled Termination Date or such earlier date on which the Lease Term shall end as provided in the Lease.

     "LEASED PROPERTY" means the Improvements and the Land.

     "LENDER" means Bank One, Texas, N.A. and its permitted successors and assigns.

     "LESSEE" means STB Systems, Inc., a Texas corporation, and its permitted successors and assigns.

     "LESSOR" means Asset XVII Holdings Company, L.L.C., a Massachusetts limited liability company.

     "LESSOR INDEMNITEE" means the Lessor, its successors and permitted assigns, permitted transferees, incorporators, members, employees, officers, manager and agents.

     "LESSOR LIENS" means Liens on or against the Leased Property or any portion thereof, the Lease or any payment of Rent (i) which result from any act of, or any Claim against, the Lessor unrelated to the exercise of Lessor's rights under the Operative Documents or (ii) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify the Lessor.

     "LESSOR PROPERTY FINANCING STATEMENTS" means those UCC financing statements given by the Lessor to the Lender with reference to the security interest created by the Mortgage covering the collateral described therein.

     "LESSOR RENTS FINANCING STATEMENTS" means those UCC financing statements given by the Lessor to the Lender with reference to the security interest created by the Assignment of Lease and Rents covering the collateral described therein.

     "LESSOR'S BREAKAGE COSTS" means any amounts (other than Breakage Costs as defined herein) required to be paid by the Lessor or any of its members to compensate any creditor thereof for any actual additional losses, costs or expenses which such creditor may reasonably incur (including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by such creditor by reason of the liquidation or reemployment of deposits or other funds acquired such creditor from third parties) which follow the Lessee's untimely payment of Facility Rent or its failure to accept a Contribution Advance, resulting in any payment of principal on a note held by such creditor on a date other than when due.

     "LIBOR RATE" means, for any Interest Period to which the Applicable LIBOR Rate applies, an interest rate per annum equal to the London Interbank Offered Rate for a term comparable to the term of the Interest Period, as published in the most recent FEDERAL RESERVE STATISTICAL BULLETIN before the applicable Interest Setting Date; PROVIDED, HOWEVER, that in the event such a rate for a particular Interest Period term is not published therein, "LIBOR Rate", with respect to such Interest Period term, shall mean an interest rate per annum at which the Lender is offered deposits in U.S. dollars in the London Interbank Market in accordance with its customary business practice at approximately 10:00 a.m., Dallas, Texas time, two (2) business days prior to the commencement of such Interest Period in principal amounts approximately equal to the outstanding principal amount of Loan B or the Contribution, whichever may be applicable, and with maturity comparable to such Interest Period.

     "LIBOR RATE LOAN" means any portion of the principal amount of Note B the rate of interest applicable thereto is determined by reference to the LIBOR Rate.

     "LIBOR RESERVE PERCENTAGE" means the reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal

Reserve System in respect of eurocurrency liabilities under Regulation D of the Board of Governors of the Federal Reserve System, or any substituted or amended reserve requirements applicable to member banks of the Federal Reserve System which is in effect as of November 14, 1997 and taking into account any transitional requirements thereto becoming effective during the term of the Loan.

     "LIEN" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others (legal or equitable) or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

     "LOAN A" means that loan of $19,380,000 by the Lender to the Lessor made pursuant to the Loan Agreement.

     "LOAN A ADVANCE" means any advance from time to time by the Lender to the Lessor, or to the Lessee pursuant to SECTION 2.2 of the Participation Agreement of amounts available to be borrowed under Loan A.

     "LOAN A COMMITMENT" means $19,380,000, being the maximum amount of Loan A Advances which Lender has committed to make under the Operative Documents.

     "LOAN A RATIO" means 85.0%.

     "LOAN ADVANCE" means either a Loan A Advance or Loan B Advance.

     "LOAN B" means that loan of $2,736,000 by the Lender to the Lessor made pursuant to the Loan Agreement.

     "LOAN B ADVANCE" means any advance from time to time by the Lender to the Lessor, or to the Lessee pursuant to SECTION 2.2 of the Participation Agreement of amounts available to be borrower under Loan B.

     "LOAN B COMMITMENT" means $2,736,000, being the maximum amount of Loan B Advances which Lender has committed to make under the Operative Documents.

     "LOAN B RATIO" means 12.0%.

     "LOANS" is defined in SECTION 2.1 of the Loan Agreement.

     "LOAN AGREEMENT" means the Loan Agreement dated as of November 14, 1997, between the Lender and the Lessor, together with all amendments and supplements thereto.

     "LOAN COMMITMENTS" means the Loan A Commitment and the Loan B Commitment.

     "LOAN DOCUMENTS" means the Loan Agreement, the Notes, the Mortgage, the Assignment of Lease and Rents and all documents and instruments executed and delivered in connection with each of the foregoing.

     "LOAN EVENT OF DEFAULT" means any of the events specified in SECTION 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both or any other condition, event or act has been satisfied.

     "LOAN PAYMENT DATE" means (i) while any LIBOR Rate Loan shall be outstanding, (a) to and including the Completion Date, the last day of each Interest Period, and (b) after the Completion Date, (1) with respect to any one-month Interest Period, the last day of such Interest Period, and (2) with respect to any Interest Period having a duration longer than one month, (A) for each calendar month (or part thereof) other than the last calendar month (or part thereof) of such Interest Period, the day of each such subsequent calendar month (or part thereof) which is the same day of the month on which such Interest Period began, and (B) for the last calendar month (or part thereof) of such Interest Period, the last day of such Interest Period; and
(ii) otherwise, the first Business Day of each month; PROVIDED, HOWEVER, that if any date determined in accordance with the foregoing shall be a date other than a Business Day, the related Loan Payment Date shall instead be the Business Day immediately preceding such date.

     "LOAN DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

     "LOSS PROCEEDS" shall have the meaning specified in SECTION 11.6 of the Lease.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Lessee, its Parent or its Subsidiaries.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the consolidated financial condition, operations, performance or properties of the Lessee, its Parent or its Subsidiaries, or (ii) the ability of the Lessee to perform in any material respect under the Operative Documents.

     "MEMORANDUM OF LEASE" means the Memorandum of Lease dated as of November 14, 1997 between Lessee and Lessor which describes the Lease and certain of its provisions and is intended to be recorded in the Collin County, Texas real property records.

     "MORTGAGE" means that certain Deed of Trust and Security Agreement dated as of November 14, 1997 made and executed by Lessor and delivered to Christopher T. Klimco as trustee for the benefit of the Lender with respect to the Leased Property.

     "NON-DISTURBANCE AND ATTORNMENT AGREEMENT" means that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of November 14, 1997, by and among the Lender, the Lessor and the Lessee, together with any amendments or supplements thereto.

     "NOTE A" means the promissory note issued by Lessor to the Lender under the Loan Agreement to evidence Loan A, together with any amendments or supplements thereto or replacements thereof.

     "NOTE B" means the promissory note issued by Lessor to the Lender under the Loan Agreement to evidence Loan B, together with any amendments or supplements thereto or replacements thereof.

     "NOTES" means, collectively, Note A and Note B.

     "OFFICER'S CERTIFICATE" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

     "OPERATING AGREEMENT" means that certain Limited Liability Company Agreement with respect to the Lessor, dated as of November 14, 1997, between Asset Holdings Corporation, a Delaware corporation and Asset Holdings Corporation I, a Delaware corporation, relating to the formation and governance of the Lessor.

     "OPERATIVE DOCUMENTS" means the Participation Agreement, the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Assignment of Lease and Rents, the Mortgage, the Non-Disturbance and Attornment Agreement, the Investment Property Security Agreement, the Account Control Agreement, and the Guaranty.

     "OVERDUE RATE" means the lesser of (i) the highest interest rate permitted by Applicable Law and (ii) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate year) equal to the Base Rate in effect from time to time plus 3.00%; provided that, from and after the Effective Rate, the Overdue Rate shall be the Fixed Rate plus 300 basis points.

     "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of November 14, 1997 among the Lender, the Lessor and the Lessee, together with all amendments and supplements thereto.

     "PERMITTED CHANGE ORDERS" means changes in the Plans and Specifications and the Construction Contract (including change orders thereunder) which do not modify the scope or use of the Improvements and which, with respect any one change order, do not result in an increase or decrease in the cost of the Improvements by more than $50,000, or which, with respect to all change orders, do not result in an increase or decrease in the aggregate cost of the Building by more than $250,000, or which reallocate hard cost savings to hard cost contingencies or reallocate hard cost contingencies to hard cost line items.

     "PERMITTED INVESTMENTS" means: (i) interest-bearing deposit accounts (which may be represented by short-term certificates of deposit, time deposit open account agreements or other short-term deposit instruments) in national or state banks having (A) a combined capital and surplus of not less than $100,000,000;
(B) whose deposits are insured by the Federal Deposit Insurance Corporation; and
(C) whose senior unsecured debt is rated "A2" or better (or the then equivalent thereof) by Moody's or "A" or better (or the then equivalent thereof) by S&P;
(ii)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; or (iii) commercial paper rated "A-1" (or the then equivalent thereof) by S&P and "P-1" (or the then equivalent thereof) by Moody's and maturing not more than 180 days after the date of deposit.

     "PERMITTED LIENS" means (i) the respective rights and interests of the Lessee, the Lessor and the Lender as provided in the Operative Documents, (ii) Lessor Liens, (iii) Liens for Taxes either (A) not yet due or (B) being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (iv) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (v) Liens arising after the Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (vi) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the Title Policy or permitted by
ARTICLE VI of the Lease, and (vii) assignments, leases and subleases expressly permitted by the Operative Documents.

     "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

     "PLANS AND SPECIFICATIONS" means the final plans and specifications for the Project Alternations as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

     "PURCHASE OPTION" is defined in SECTION 15.1 of the Lease.

     "PURCHASE OPTION PRICE" means an amount equal to the Lease Balance as of the closing date of the purchase of all of the Leased Property pursuant to the exercise by the Lessee of the Purchase Option set forth in, and in accordance with, SECTION 15.1 of the Lease.

     "QUALIFIED PAYMENT" shall mean any monies paid or payable to the Lessor or the Lender and identified in the Lease or any other Operative Document as a "Qualified Payment", it being agreed that all Qualified Payments shall be paid to the Lender as a pre-payment of the Loans to be applied against principal payments or installments of the Loans in the inverse order of maturity, but without (unless agreed in writing by the Lender and the Lessee) affecting or giving rise to any change or adjustment of the Basic Rent except the installment due on the Lease Termination Date.

     "RECOURSE DEFICIENCY AMOUNT" means $17,250,000; PROVIDED, HOWEVER, if (i) any amount of principal of the Notes shall be prepaid, or repaid other than as provided in APPENDIX III of the Loan Agreement, following the occurrence of an Event of Loss or Event of Taking, or (ii) as of the Completion Date, the total Development Costs shall be less that the Total Commitments, THEN the Lessee may request the Financial Advisor to recalculate the amount of the Recourse Deficiency Amount for any Property utilizing the same formula, methodology and assumptions used to calculate the original Recourse
Deficiency Amount. The Financial Advisor shall notify the Lessee, the Lessor and the Lender of the recalculated Recourse Deficiency Amount, which recalculation, in the absence of manifest error, shall be conclusive and binding upon the Lender, the Lessor and the Lessee.

     "REGULATIONS" means the income tax regulations promulgated from time to time under and pursuant to the Code.

     "REINVESTMENT ACCOUNT" means the account maintained by the Lender pursuant to SECTION 3.7 of the Loan Agreement.

     "RELEASE" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "RELEASE DATE" means the date that the Loans have been paid in full.

     "REMARKETING CONDITIONS" is defined in SECTION 15.6(b) of the Lease.

     "REMARKETING NOTICE" means the written notice of the exercise of the Remarketing Option which shall be given pursuant to SECTION 15.6 of the Lease.

     "REMARKETING OPTION" is defined in SECTION 15.6 of the Lease.

     "RENT" means Basic Rent and Supplemental Rent, collectively.

     "RENT PAYMENT DATE" means each Loan Payment Date during the Lease Term commencing on the first Loan Payment Date which next follows the Closing Date.

     "RENT PERIOD" means initially the period commencing on the Closing Date and ending on the first Rent Payment Date, and thereafter each period from one Rent Payment Date to the next following Rent Payment Date.

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

     "RESPONSIBLE OFFICER" means the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

     "SCHEDULED RENT" means the amounts payable as Scheduled Rent as specified in APPENDIX III of the Lease.

     "SCHEDULED TERMINATION DATE" means December 1, 2002.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

     "SECURITIES ACCOUNT" means the "Short Cash Account" maintained by Banc One Investment Advisors, Inc. and subject to the Investment Property Security Agreement.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY AGREEMENT AND ASSIGNMENT" means the Security Agreement and Assignment (Construction Contract, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings), dated as of the Closing Date, from the Lessee to the Lender, together with all amendments or supplements thereto.

     "STATE" means the State of Texas.

     "SUBSIDIARY" means for any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "SUPPLEMENTAL RENT" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Lender or any other party, including, without limitation, amounts under Article XVII of the Lease, Fair Market Sales Value payments and indemnities and damages for breach of any covenants, representations, warranties or agreements.

     "TAX" or "TAXES" is defined in SECTION 7.4 (a) of the Participation Agreement.

     "TAX INDEMNITEE" means the Lessor, the Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its incorporators, manager, members, and in particular, the manager in its capacity as the tax matters partner) provided, however, that in no event shall the Lessee be a Tax Indemnitee.

     "TITLE INSURANCE COMPANY" means Stewart Title Guaranty Company and its successors and assigns.

     "TITLE POLICY" is defined in SECTION 3.1 of the Participation Agreement.

     "TOTAL COMMITMENTS" means the sum of the Loan Commitment and the Equity Commitment.

     "TOTAL DEVELOPMENT COSTS" means the aggregate Development Costs incurred in connection with the Leased Property.

     "UCC" means the Uniform Commercial Code of the State, as in effect from time to time.

     "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Employee Benefit Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.